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INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
(408) 765-8080

April 4, 2011

Dear Stockholder:

We look forward to your attendance in person, virtually via the Internet, or by proxy at the 2011 Annual Stockholders’ Meeting. We will hold the meeting at 8:30 a.m. Pacific Time on Thursday, May 19, 2011. You may attend and participate in the annual meeting via the Internet at www.intc.com where you will be able to vote electronically and submit questions during the meeting. Only stockholders who use their control number to log on to the meeting will be able to vote electronically and submit questions during the meeting. Stockholders also may attend the meeting in person at Intel Corporation, Building SC-12, 3600 Juliette Lane, Santa Clara, California 95054. Only stockholders showing proof of ownership will be allowed to attend the meeting in person.

We also are pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources. On April 4, 2011, we mailed our stockholders a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the proxy statement and the annual report on the Internet, both of which are available at www.intel.com/intel/annualreports.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation

Election of directors	FOR
Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR
Amendment and extension of the 2006 Equity Incentive Plan	FOR
Amendment and extension of the 2006 Stock Purchase Plan	FOR
Advisory vote on executive compensation	FOR
Advisory vote on the frequency of holding future advisory votes on executive compensation	N/A

Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge you to cast your vote. For most items being put to a vote, including the election of directors, if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy card or voting instruction card, your shares will not be voted. We encourage you to vote promptly, even if you plan to attend the annual meeting.

Sincerely yours,

Jane E. Shaw
Chairman of the Board

INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, California 95054-1549

NOTICE OF 2011 ANNUAL STOCKHOLDERS’ MEETING

TIME AND DATE	8:30 a.m. Pacific Time on Thursday, May 19, 2011

PLACE	Intel Corporation, Building SC-12, 3600 Juliette Lane, Santa Clara, CA 95054

INTERNET	Attend the annual meeting online, including voting and submitting questions, at www.intc.com

AGENDA	• Elect the 10 director nominees named in the proxy statement

• Ratify Ernst & Young LLP as our independent registered public accounting firm

• Amend and extend the 2006 Equity Incentive Plan

• Amend and extend the 2006 Stock Purchase Plan

• Hold an advisory vote on executive compensation

• Hold an advisory vote on the frequency of holding future advisory votes on executive compensation

• Transact other business that may properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	March 21, 2011

VOTING	Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting in person or via the Internet. Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting, unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You have three options for submitting your vote before the annual meeting:

• Internet

• Phone

• Mail

By Order of the Board of Directors

Cary I. Klafter
Corporate Secretary

Santa Clara, California
April 4, 2011

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 4, 2011, we mailed most of our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Stockholders’ Meeting to be Held on May 19, 2011:
The Notice of 2011 Annual Stockholders’ Meeting and Proxy Statement, and
2010 Annual Report and Form 10-K are available at www.intel.com/intel/annualreports.

ATTENDING THE ANNUAL MEETING

Attending in person

•	Doors open at 8:00 a.m. Pacific Time

•	Meeting starts at 8:30 a.m. Pacific Time

•	Proof of Intel Corporation stock ownership and photo identification will be required to attend the annual meeting

•	You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting

•	Security measures may include bag search, metal detector, and hand-wand search

•	The use of cameras is not allowed

•	There will be limited food service at the meeting

Attending and participating via the Internet

•	www.intc.com; we encourage you to sign on prior to the meeting

•	Webcast starts at 8:30 a.m. Pacific Time

•	Stockholders may vote and submit questions while attending the meeting on the Internet

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.intc.com

•	Anyone can view the annual meeting live via the Internet at www.intc.com

•	Webcast replay available until June 30, 2011

QUESTIONS

For questions regarding	Contact

Annual meeting	Intel Investor Relations, (408) 765-1480

Stock ownership for registered holders	Computershare Investor Services, LLC www.computershare.com/contactus (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (worldwide)

Stock ownership for beneficial holders	Please contact your broker, bank, or other nominee

Voting	D. F. King & Co., Inc. (888) 605-1957 (within the U.S. and Canada) or (212) 269-5550 (worldwide)

INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

PROXY STATEMENT

Our Board of Directors solicits your proxy for the 2011 Annual Stockholders’ Meeting and at any postponement or adjournment of the meeting for the matters set forth in “Notice of 2011 Annual Stockholders’ Meeting.” The 2011 Annual Stockholders’ Meeting will be held at 8:30 a.m. Pacific Time on Thursday, May 19, 2011 via the Internet at www.intc.com and at Intel Corporation, Building SC-12, 3600 Juliette Lane, Santa Clara, CA 95054. We made this proxy statement available to stockholders beginning on April 4, 2011.

Record Date	March 21, 2011

Quorum	Majority of shares outstanding on the record date must be present in person or by proxy

Shares Outstanding	5,385,157,638 shares of common stock outstanding as of March 21, 2011

Voting by Proxy	Internet, phone, or mail

Voting at the Meeting	We encourage stockholders to vote in advance of the annual meeting, even if they plan to attend the meeting. Stockholders can vote in person or via the Internet during the meeting. Stockholders of record who attend the annual meeting in person may obtain a ballot from the inspector of elections. Beneficial holders who attend the annual meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the annual meeting and present it to the inspector of elections with their ballot. Stockholders attending the annual meeting via the Internet should follow the instructions at www.intc.com in order to vote or submit questions at the meeting. Voting in person or via the Internet by a stockholder during the meeting will replace any previous votes.

Polls Close	9:15 a.m. Pacific Time on May 19, 2011

Changing Your Vote	Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated vote in person or electronically at the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting. If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting during the meeting via the Internet.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on each of the 10 director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda requires the affirmative vote of the majority of the shares of common stock present or represented by proxy at the meeting.

Effect of Abstentions and Broker Non-Votes	Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as negative votes. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on most items being put to a vote, including the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. However, because the Board is not making a recommendation on Proposal 6, regarding the frequency of holding future advisory votes on executive compensation, your shares will not be voted on that proposal unless you specifically indicate your preference on that matter. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of nominations and agenda items for the annual meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the annual meeting, other than the items from the Board of Directors described in this proxy statement.

Voting Results	We will announce preliminary results at the annual meeting. We will report final results at www.intc.com and in a filing with the U.S. Securities and Exchange Commission (SEC) on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the 10 persons listed below to serve as directors. Our nominees for the election of directors at the annual meeting include nine independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Select Market* (NASDAQ), and our Chief Executive Officer (CEO).

Each director’s term runs from the date of his or her election until our next annual stockholders’ meeting, or until his or her successor, if any, is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Our Bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Director Changes in 2010. In May 2010, John L. Thornton retired as a member of the Board, and the size of the Board was reduced to 10 at that time.

Board Composition

As a large technology company, Intel is a complex organization that operates on a global scale and encompasses research, manufacturing, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. As discussed below under “Board Committees and Charters,” the Corporate Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board. Independence; understanding of and experience in manufacturing, technology, finance, and marketing; international experience; gender and ethnic diversity; and age are factors that the Board annually evaluates in assessing the Board’s skills, experience, and background. The committee and the Board review and assess the effectiveness of their practices for consideration of diversity in nominating director candidates by periodically analyzing the diversity of skills, experience, and background of the Board as a whole, and, based on that analysis, determining whether it may be desirable to add to the Board a director with a certain type of background, experience, personal characteristics, or skills, or a combination thereof, to further advance the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the company’s activities.

We believe that our business accomplishments are a direct result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs and better products tailored to meet those needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences, and backgrounds. Intel’s commitment to diversity is reflected on our Diversity web site at www.intel.com/about/companyinfo/diversity, in our Corporate Responsibility Report under “Social Factors,” found at www.intel.com/go/responsibility, and, at the Board level, in our Corporate Governance Guidelines, found at www.intel.com/go/governance.

Listed below are the skills and experience that we consider important for our directors to have in light of our current business and structure. The directors’ biographies that follow the list note each director’s relevant experience, qualifications, and skills relative to this list.

•	Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale, faced significant competition, or involved technology or other rapidly evolving business models.

•	Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the CEO and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Business Development and Mergers and Acquisitions (M&A) Experience. Directors who have a background in business development and in M&A transactions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “make versus buy,” analysis of the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•	Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing Intel’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•	Industry and Technical Expertise. Because we are a technology, hardware, and software provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing and assembly and test operations, and the market segments in which we compete.

•	Brand Marketing Expertise. Directors who have brand marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

•	Government Expertise. Directors who have served in government positions can provide experience and insight into working constructively with governments around the world and addressing significant public policy issues, particularly in areas related to Intel’s business and operations, and support for science, technology, engineering, and mathematics education.

•	Global Expertise. Because we are a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, and with a majority of our revenue coming from sales outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

•	Legal Expertise. Directors who have legal education and experience can assist the Board in fulfilling its responsibilities related to the oversight of Intel’s legal and regulatory compliance, and engagement with regulatory authorities.

The Board recommends that you vote “FOR” the election of each of the following nominees.

		Age as of the	Intel Board
Name	Position with the Company	Record Date	Member Since
Ambassador Charlene Barshefsky	Director	60	2004
Susan L. Decker	Director	48	2006
John J. Donahoe	Director	50	2009
Reed E. Hundt	Director	63	2001
Paul S. Otellini	Director, President, and Chief Executive Officer	60	2002
James D. Plummer	Director	66	2005
David S. Pottruck	Director	62	1998
Jane E. Shaw	Director, Chairman of the Board	72	1993
Frank D. Yeary	Director	47	2009
David B. Yoffie	Director	56	1989

Directors’ Principal Occupation, Business Experience, Qualifications, and Directorships

Ambassador Charlene Barshefsky has been a director of Intel since 2004 and a Senior International Partner at Wilmer Cutler Pickering Hale and Dorr LLP, a multinational law firm in Washington, D.C., since 2001. Prior to joining the law firm, Ambassador Barshefsky served as the United States Trade Representative, chief trade negotiator, and principal trade policy maker for the United States and a member of the President’s cabinet from 1997 to 2001. Ambassador Barshefsky is also a director of American Express Company, Starwood Hotels & Resorts Worldwide, and Estée Lauder Companies; served on the board of directors of the U.S. Council on Foreign Relations; and is a trustee of the Howard Hughes Medical Institute.

Ambassador Barshefsky brings to the Board significant international experience acquired prior to, during, and after her tenure as a United States Trade Representative. As the chief trade negotiator for the United States, Ambassador Barshefsky headed an executive branch agency that operated on an international scale in matters affecting international trade and commerce. Ambassador Barshefsky’s position as Senior International Partner at a multinational law firm also brings to the Board continuing experience in dealing with foreign governments, focusing on market access and the regulation of business and investment. Through her government and private experience, Ambassador Barshefsky provides substantial expertise in doing business in China, where Intel has significant operations. As a director for other multinational companies, Ambassador Barshefsky also provides cross-board experience.

Susan L. Decker has been a director of Intel since 2006. She currently is a private investor and advisor, and was an Entrepreneur-in-Residence at Harvard Business School in Cambridge, Massachusetts, from 2009 to 2010, where she was involved in case development activities and helped develop and teach the Silicon Valley Immersion Program for Harvard Business School. Ms. Decker served as President of Yahoo! Inc., a global Internet company in Sunnyvale, California, from 2007 to 2009; Executive Vice President of the Advertiser and Publisher Group of Yahoo! Inc. from 2006 to 2007; and Executive Vice President of Finance and Administration, and Chief Financial Officer (CFO) of Yahoo! Inc. from 2000 to 2007. Prior to joining Yahoo!, Ms. Decker was with the Donaldson, Lufkin & Jenrette investment banking firm for 14 years, most recently as the global director of equity research. Ms. Decker is also a member of Berkshire Hathaway Inc. and Costco Wholesale Corporation boards of directors and a member of those companies’ nominating and governance committees. Ms. Decker also served as a member of the board of directors of Pixar Animation Studios from 2004 to 2006.

Ms. Decker’s experience as president of a global Internet company provides expertise in corporate leadership, financial management, and Internet technology. In her role as a CFO, Ms. Decker was responsible for finance, human resources, legal, and investor relations functions, and she played a significant role in developing business strategy, which experience supports the Board’s efforts in overseeing and advising on strategy and financial matters. Ms. Decker also provides brand marketing experience from her role as senior executive of Yahoo’s Advertiser and Publisher Group. In addition, Ms. Decker’s 14 years as a financial analyst and having served on the Financial Accounting Standards Advisory Council for a four-year term from 2000 to 2004 enable her to offer valuable perspectives on Intel’s corporate planning, budgeting, and financial reporting. As a director for other multinational companies, Ms. Decker also provides cross-board experience.

John J. Donahoe has been a director of Intel since 2009 and President and CEO of eBay Inc., a global online marketplace in San Jose, California, since 2008. Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, and was responsible for eBay’s global e-commerce businesses. In this role, he focused on expanding eBay’s core business, which accounts for a large percentage of the company’s revenue. Prior to joining eBay, Mr. Donahoe was the Worldwide Managing Director for Bain & Company, a global management consulting firm based in Boston, Massachusetts, from 2000 to 2005, where he oversaw Bain’s 30 offices and 3,000 employees. In addition to serving on eBay’s board of directors, Mr. Donahoe is on the board of trustees of Dartmouth College.

Mr. Donahoe brings senior leadership, strategic, and global expertise to the Board from his current position as CEO of a major Internet company and his prior work as a management consultant and leader of a global business consulting firm. In his role at eBay, Mr. Donahoe oversaw a number of strategic acquisitions, bringing business development and M&A experience to the Board. Mr. Donahoe also provides technical and brand marketing experience from his role as a leader of global e-commerce businesses.

Reed E. Hundt has been a director of Intel since 2001 and a principal of REH Advisors LLC, a strategic advice firm in Washington, D.C., since 2009. Mr. Hundt was an independent adviser to McKinsey & Company, Inc., a worldwide management consulting firm in Washington, D.C., from 1998 to 2009, and Principal of Charles Ross Partners, LLC, a private investor and advisory service in Washington, D.C., from 1998 to 2009. Mr. Hundt served as Chairman of the U.S. Federal Communications Commission (FCC) from 1993 to 1997 and was a member of Barack Obama’s Presidential Transition Team from 2008 to 2009. From 1982 to 1993, Mr. Hundt was a practicing attorney with Latham & Watkins, a multinational law firm, in the firm’s Los Angeles, California and Washington, D.C. offices. Within the past five years, Mr. Hundt has served as a member of the board of directors of Infinera Corporation and Data Domain, Inc., and numerous private companies.

As an independent adviser to a worldwide management consulting firm and an investor in telecommunications companies on a worldwide basis, Mr. Hundt has significant global experience in communications technology and the communications business. Mr. Hundt also has significant government experience from his service as Chairman of the FCC, where he helped negotiate the World Trade Organization Telecommunications Agreement, opening markets in 69 countries to competition and reducing barriers to foreign investment. Mr. Hundt’s legal experience enables him to provide perspective and oversight with regard to the company’s legal and compliance matters, and his board service with numerous other companies, including on their audit committees, provides cross-board experience and financial expertise.

Paul S. Otellini has been a director of Intel since 2002 and President and CEO since 2005. Mr. Otellini has been with Intel since 1974 and has also served as Intel’s Chief Operating Officer (COO) from 2002 to 2005; Executive Vice President and General Manager, Intel Architecture Group, from 1998 to 2002; and Executive Vice President and General Manager, Sales and Marketing Group, from 1996 to 1998. Mr. Otellini is a member of the board of directors of Google Inc.

As our CEO and a senior executive officer with over 35 years of service with Intel, Mr. Otellini brings to the Board significant senior leadership, sales and marketing, industry, technical, and global experience as well as a unique perspective of the company. As CEO, Mr. Otellini has direct responsibility for Intel’s strategy and operations. Mr. Otellini’s service on the board of Google enables him to offer cross-board and industry expertise related to governance of a major global Internet company.

James D. Plummer has been a director of Intel since 2005 and a Professor of Electrical Engineering at Stanford University in Stanford, California since 1978, and the Dean of the School of Engineering since 1999. Dr. Plummer received his PhD degree in Electrical Engineering from Stanford University. Dr. Plummer has published over 400 papers on silicon devices and technology, has won numerous awards for his research, and is a member of the U.S. National Academy of Engineering. Dr. Plummer also directed the Stanford Nanofabrication Facility from 1994 to 2000. Dr. Plummer is a member of the board of directors of International Rectifier Corporation. Within the past five years, Dr. Plummer has served as a member of the board of directors of Leadis Technology, Inc. and on the Technical Advisory Board of Cypress Semiconductor.

As a scholar and educator in the field of integrated circuits, Dr. Plummer brings to the Board industry and technical experience directly related to our company’s semiconductor research and development, and manufacturing. Dr. Plummer’s board service with other public companies, including on their audit committees, provides cross-board experience and financial expertise.

David S. Pottruck has been a director of Intel since 1998 and Chairman and CEO of Red Eagle Ventures, Inc., a private equity firm in San Francisco, California, since 2005. Since 2009, Mr. Pottruck has also served as Co-Chairman of Hightower Advisors, a wealth management company in Chicago, Illinois. He has been an advisory board member of Diamond Technology and Management Consultants, Inc., a publicly held consulting firm, since 2004. Mr. Pottruck teaches in the MBA and Executive Education programs of the Wharton School of the University of Pennsylvania, and has held adjunct faculty positions at five universities. In 2004, Mr. Pottruck resigned from the Charles Schwab Corporation after a 20-year career, having served as President, CEO, and a member of the board.

As the Chairman and CEO of a private equity firm, and as former CEO of a major brokerage firm with substantial Internet operations, Mr. Pottruck brings to the Board significant senior leadership, management, operational, financial, business development, and brand management experience.

Jane E. Shaw has been a director of Intel since 1993 and Chairman of the Board of Directors of Intel since May 2009. In 2005, Dr. Shaw retired as Chairman and CEO of Aerogen, Inc., a specialty medical device company in Mountain View, California that develops drug-device combination aerosol products for patients with respiratory disorders, after serving as Chairman and CEO since 1998. Dr. Shaw served as President and COO of ALZA Corporation, a pharmaceutical company, from 1987 to 1994, and was founder of The Stable Network, a biopharmaceutical consulting company. Dr. Shaw serves on the board of McKesson Corporation, and she previously served on the board of OfficeMax Incorporated from 1994 to 2006. Dr. Shaw received a PhD from the University of Birmingham in England.

Dr. Shaw has significant executive experience with the strategic, financial, and operational requirements of large research and manufacturing-oriented organizations, and brings to our Board senior leadership, health industry, and financial experience. In addition, having served as CEO of a pharmaceutical company, she has substantial experience in dealing with research and development efforts and technological innovation. As a director of a public company board, Dr. Shaw also provides cross-board experience.

Frank D. Yeary has been a director of Intel since 2009 and Vice Chancellor of the University of California in Berkeley, California since 2008, where he advises the chancellor and his senior staff on strategic planning and financial issues. Mr. Yeary is also guiding the university’s long-range financial strategy and providing financial expertise for global research and education partnerships between public and private sectors. Mr. Yeary retired in 2008 as Managing Director, Global Head of Mergers and Acquisitions, at Citigroup Investment Banking, a financial services company, after nearly 25 years. Mr. Yeary is a trustee of the board of New York Public Radio and of the University of California, Berkeley Foundation.

Having an extensive career in investment banking and finance, Mr. Yeary brings to the Board significant business development, M&A, and financial experience related to the business and financial issues facing large corporations. Mr. Yeary also provides strategic and financial expertise from his role as Vice Chancellor of a large public university.

David B. Yoffie has been a director of Intel since 1989 and a Professor of International Business Administration at Harvard Business School in Boston, Massachusetts since 1989. Dr. Yoffie has also served as Senior Associate Dean and Chair of Executive Education since 2006. He has been a member of the Harvard University faculty since 1981. He received a PhD from Stanford, where he has been a Visiting Scholar. Dr. Yoffie served as Chairman of the Harvard Business School Strategy department from 1997 to 2002, Chairman of the Advanced Management Program from 1999 to 2002, and chaired Harvard’s Young Presidents’ Organization from 2004 to 2010. He has also lectured and consulted in more than 30 countries. Dr. Yoffie is a member of the board of directors of the U.S. National Bureau of Economic Research and of Mindtree, Ltd., and has served as a member of the Charles Schwab Corporation board of directors.

As a scholar and educator in the field of international business administration, Dr. Yoffie brings to the Board significant global experience and knowledge of competitive strategy, technology, and international competition. Dr. Yoffie’s board service with other public companies also provides cross-board experience. As our longest serving director, Dr. Yoffie provides unique insights and perspectives on Intel’s development and strategic direction.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders. The Board’s responsibilities include:

•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. The Board held four regularly scheduled sessions for the independent directors to meet without the CEO present. Board members have access to all of our employees outside of Board meetings, and the Board has a program that encourages each director to visit different Intel sites and events worldwide on a regular basis and meet with local management at those sites and events.

Board Leadership Structure. Historically, the Board has had a general policy that the positions of Chairman of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management. This policy is in the Board’s published Guidelines on Significant Corporate Governance Issues, and has been in effect since the company began operations. Typically in the past, the Chairman has been a former CEO of the company and has served as a full-time executive officer. Dr. Craig R. Barrett, a former CEO, served as a full-time executive officer in his position as Chairman from 2005 until 2009, when he retired from Intel and from his position as Chairman of the Board. In advance of Dr. Barrett’s retirement, the Board considered the advisability of next electing an independent director as non-executive Chairman, and in May 2009 elected Dr. Shaw, an independent director, as Chairman. The duties of the non-executive Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	calling and presiding over meetings of the independent directors;

•	managing the Board’s process for annual director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

The Board believes that there may be advantages to having an independent chairman for matters such as communications and relations between the Board, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board, and CEO evaluation processes. Intel’s Board currently consists of nine independent directors and the CEO.

Dr. Shaw is not a full-time executive officer of the company, unlike the case with Dr. Barrett and other employee-chairmen in prior years. One of Dr. Shaw’s roles is to oversee and manage the Board and its functions, including setting meeting agendas and running Board meetings. In this regard, Dr. Shaw and the Board in their advisory and oversight roles are particularly focused on assisting the CEO and senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

The Board’s Role in Risk Oversight at Intel

One of the Board’s functions is oversight of risk management at Intel. “Risk” is inherent in business, and the Board seeks to understand and advise on risk in conjunction with the activities of the Board and the Board’s committees.

Defining Risk. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the company to control the risk and the potential adverse impacts. Examples of the types of risks faced by Intel include:

•	macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	political risks, such as restrictions on access to markets, confiscatory taxation, or expropriation of assets;

•	“event” risks, such as natural disasters; and

•	business-specific risks related to strategic position, operational execution, financial structure, legal and regulatory compliance, and corporate governance.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact; in other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. Intel engages in numerous activities seeking to align its voluntary risk-taking with company strategy, and understands that its projects and processes may enhance the company’s business interests by encouraging innovation and appropriate levels of risk-taking.

Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. In some cases, as with risks of new technology and risks related to product acceptance, risk oversight is addressed as part of the full Board’s engagement with the CEO and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting, the Compliance Committee oversees issues related to significant pending and threatened litigation, the Finance Committee oversees issues related to the company’s risk tolerance in cash-management investments, and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of the company. The full Board also receives specific reports on enterprise risk management, in which the identification and control of risk are the primary topics of the discussion.

Risk Assessment in Compensation Programs. We have assessed the company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. Intel management assessed the company’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Intel’s egalitarian culture supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the company and with all levels of employees. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales personnel are paid primarily on a sales commission basis, but all of our officers (including those in the Sales and Marketing Group) are paid under the programs and plans for non-sales employees. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of Intel; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

The Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board’s primary responsibilities include planning for succession with respect to the position of CEO and monitoring and advising on management’s succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and ordinary-course contingencies, such as the departure, death, or disability of the CEO or other executive officers.

As part of the CEO succession planning process, the CEO and the Board have created a statement of “core capabilities” to be sought in a CEO in the areas of strategy, leadership, and execution; a statement of “core capabilities” has also been created for positions held by executive officers. These statements are reviewed and revised on a periodic basis to take into account the evolution of Intel’s long-term business strategy. These lists of capabilities serve as a basis for identifying and conducting assessments of the skills and development of potential internal candidates for the CEO and other executive officer positions.

On at least a semiannual basis, the CEO and the Director of Human Resources present to the full Board on several workforce and management succession topics, including, for example, worldwide workforce demographics, hiring programs, workforce retention, CEO succession candidates, “next-generation” leadership development, non-U.S. leadership development, and external hiring initiatives for senior positions. The semiannual reviews of the CEO succession planning process include a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in current job position and progress toward meeting defined development goals in strategy, leadership, and execution. The company’s senior leaders are similarly responsible for working on “next generation” leadership development through the identification of core talent of personnel deemed important for Intel; identifying the skills and capabilities of future leaders; assessing the individuals against leadership capabilities; identifying skills and experience gaps and development needs; sponsoring internal candidate development; and identifying important external-hire needs.

The Board and individual Board members seek to meet with, advise, and assist CEO succession candidates and to become familiar with other senior and “next generation” leaders in the company. Directors are expected to become sufficiently familiar with Intel’s executive officers to be able to provide perspective on the experience, capabilities, and performance of potential CEO candidates. Each of the CEO succession candidates has one or more designated Board mentors for advice and development purposes, and Board meetings are planned to specifically include presentations and attendance by active succession candidates and other senior leaders in the company. Board members have direct freedom of access to all employees at Intel and are encouraged and expected to make site visits on a worldwide basis to meet with local management; to attend Intel industry, analyst, and other major events; and to accept invitations to attend and speak at internal Intel meetings.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, standing Audit, Compensation, Compliance, Corporate Governance and Nominating, Executive, and Finance Committees. The Board has determined that each member of the Audit, Compensation, Compliance, Corporate Governance and Nominating, and Finance Committees is an independent director in accordance with NASDAQ standards.

Each of the Board committees has a written charter approved by the Board, and we post each charter on our web site at www.intc.com/corp_docs.cfm. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work. The following table identifies the current committee members.

Corporate
Governance
Name	Audit	Compensation	Compliance	and Nominating	Executive	Finance
Charlene Barshefsky			✓			Chair
Susan L. Decker	Chair					✓
John J. Donahoe		✓		✓
Reed E. Hundt	✓		✓			✓
Paul S. Otellini					✓
James D. Plummer	✓					✓
David S. Pottruck		Chair			✓
Jane E. Shaw				✓	Chair
Frank D. Yeary	✓		Chair			✓
David B. Yoffie		✓		Chair
Number of Committee Meetings Held in 2010	7	6	5	5	1	1

Audit Committee. The Audit Committee assists the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Board has determined that each member of the Audit Committee other than Dr. Plummer qualifies as an “audit committee financial expert” under SEC rules, and all members meet the relevant definition of an “independent director.” The Board determined that each Audit Committee member has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described in detail in “Report of the Audit Committee” and the Audit Committee’s charter.

Compensation Committee. The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our equity plans, including reviewing and granting equity awards to our executive officers. The Compensation Committee also reviews and determines various other compensation policies and matters, including making recommendations to the Board and to management related to employee compensation and benefit plans, making recommendations to the Board on stockholder proposals related to compensation matters, and administering the employee stock purchase plan.

The Compensation Committee is responsible for determining executive compensation, and the Corporate Governance and Nominating Committee recommends to the full Board the compensation for non-employee directors. The Compensation Committee can designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee, and can delegate to one or more members of the Board the authority to review and grant stock-based compensation to certain classes of employees.

From 2005 until 2010, the Compensation Committee engaged the services of Professor Brian Hall of the Harvard Business School to advise the Compensation Committee with respect to executive compensation philosophy, cash and equity incentive design, the amount of cash and equity awards, and committee process. The Compensation Committee selected Professor Hall based on his experience and independence, and he reported directly to the Compensation Committee and interacted with management at the direction of the Compensation Committee. Professor Hall’s responsibilities included attending Compensation Committee meetings, reviewing compensation data and issues with the Compensation Committee, and participating in discussions regarding executive compensation issues. Professor Hall did not perform work for Intel other than advising on the amount or form of executive compensation pursuant to his engagement by the Compensation Committee.

During 2010, Professor Hall’s work with the Compensation Committee included:

•	advice and recommendations on cash and equity compensation programs and instruments; and

•	recommendations for the compensation of the CEO.

During December 2010, the Compensation Committee undertook a formal process of reviewing its outside compensation adviser engagement, and in January 2011 selected Farient Advisors LLC as its new independent executive compensation consultant for 2011. During 2010, Farient Advisors and Compensia, Inc. provided advice to the Compensation Committee on potential changes to our fiscal 2011 compensation programs, and some of these changes were approved by the Compensation Committee, as discussed in more detail below. Farient Advisors will be responsible for the continued review of our executive compensation programs and practices relative to our business objectives and compensation strategy. Consistent with the terms of its engagement letter, Farient Advisors will not provide services to Intel’s management without the advance consent of the Compensation Committee.

The CEO makes a recommendation to the Compensation Committee on the base salary, annual incentive cash targets, and equity awards for each executive officer other than himself, based on his assessment of each executive officer’s performance during the year and the CEO’s review of compensation data gathered from compensation surveys. For more information on the responsibilities and activities of the Compensation Committee, including the processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Report of the Compensation Committee,” and “Executive Compensation” in this proxy statement, and the Compensation Committee’s charter.

Compliance Committee. The Compliance Committee, as directed by the Board, oversees Intel’s policies, programs, and procedures with regard to significant pending and threatened litigation, and reviews our implementation of legal obligations arising from judgments, settlement agreements, and other similar obligations that bear upon the company’s effective conduct of business in a legal and ethical manner.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and corporate responsibility, such as environmental, sustainability, workplace, and stakeholder issues. The committee also annually reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines, makes recommendations to the Board regarding proposed revisions to the Guidelines and committee charters, reviews the policy related to the implementation of a “poison pill,” and makes recommendations to the Board regarding the size and composition of the Board and its committees. In addition, the committee reviews all stockholder proposals, makes recommendations to the Board for action on such proposals, and reviews and makes recommendations to the Board concerning compensation for our non-employee directors.

The Corporate Governance and Nominating Committee establishes procedures for the nomination process and recommends candidates for election to the Board. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. In seeking and evaluating director candidates, the committee considers the diversity of skills, experience, and background of the Board as a whole and, based on that analysis, determines whether it may be desirable to add to the Board a director with a certain type of background, experience, personal characteristics, or skills. In connection with this process, the committee seeks input from Intel’s head of Global Diversity and Inclusion. Board members typically suggest candidates for nomination to the Board. The committee also considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. A stockholder seeking to suggest a prospective nominee for the committee’s consideration should submit the candidate’s name and qualifications to our Corporate Secretary. The Corporate Secretary’s contact information can be found in “Other Matters; Communicating with Us.”

Executive Committee. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by applicable law.

Finance Committee. The Finance Committee reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities; banking arrangements, including the investment of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves finance and other cash management transactions. The Finance Committee appoints the members of, and oversees, the Retirement Plans Investment Policy Committee, which sets the investment policy and chooses investment managers for our U.S. retirement plans. Mr. Pottruck is chairman of the Retirement Plans Investment Policy Committee, whose other members are Intel employees.

Attendance at Board, Committee, and Annual Stockholders’ Meetings. The Board held 10 meetings in 2010. We expect each director to attend every meeting of the Board and the committees on which he or she serves, as well as the annual stockholders’ meeting. All directors attended at least 75% of the meetings of the Board and the committees on which they served in 2010. Eight directors attended our 2010 Annual Stockholders’ Meeting.

Director Independence. The Board has determined that each of our directors other than Mr. Otellini, our CEO, qualifies as “independent” in accordance with the published listing requirements of NASDAQ: Ambassador Barshefsky, Ms. Decker, Mr. Donahoe, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Dr. Shaw, Mr. Yeary, and Dr. Yoffie. Because Mr. Otellini is employed by Intel, he does not qualify as independent. Mr. Thornton, a director whose service ended during 2010, qualified as an independent director.

The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever was greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation.

Transactions Considered in Independence Determinations. In making its independence determinations, the Board considered transactions that occurred since the beginning of 2008 between Intel and entities associated with the independent directors or members of their immediate family. All identified transactions that appeared to relate to Intel and a family member of, or entity with a known connection to, a director were presented to the Board for consideration.

None of the non-employee directors was disqualified from “independent” status under the objective tests. In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management. The Board considered the transactions in the context of the NASDAQ objective standards, the special standards established by the SEC for members of audit committees, and the SEC and U.S. Internal Revenue Service (IRS) standards for compensation committee members. Based on all of the foregoing, as required by the NASDAQ rules, the Board made a subjective determination that, because of the nature of the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence. The Board’s independence determinations included reviewing the following transactions.

Ambassador Barshefsky is a partner at the law firm Wilmer Cutler Pickering Hale and Dorr LLP. Intel’s payments to this firm for professional services represented less than 5% of the firm’s revenue in 2010, and less than 2.5% of the firm’s revenue in each of 2009 and 2008. Ambassador Barshefsky does not provide any legal services to Intel, and she does not receive any compensation related to our payments to this firm. Ambassador Barshefsky’s husband is an officer of American Honda Motor Co., Inc. (which is wholly owned by Honda Motor Co., Ltd.). Intel and the Intel Foundation participated in loans to Honda Finance Corp., a subsidiary of Honda Motor Co., Ltd., in 2010, 2009, and 2008 by purchasing short-term debt instruments as part of our cash management portfolio.

Ms. Decker, Mr. Donahoe, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Dr. Shaw, Mr. Thornton, Mr. Yeary, Dr. Yoffie, or one of their immediate family members have each served as a trustee, director, employee, or advisory board member for one or more colleges or universities. Intel has a variety of dealings with these institutions, including: sponsored research and technology licenses; charitable contributions (matching and discretionary); fellowships and scholarships; facility, engineering, and equipment fees; and payments for training, event hosting, and organizational participation or membership dues.

Payments to each of these institutions (including discretionary contributions by Intel and the Intel Foundation) constituted less than the greater of $200,000 or 5% of that institution’s 2010 annual revenue.

With the exception of Mr. Donahoe, Mr. Pottruck, Mr. Yeary, and Dr. Yoffie, each of our non-employee directors is, or was during the previous three fiscal years, a non-management director of another company that did business with Intel at some time during those years. These business relationships were as a supplier or purchaser of goods or services, licensing or research arrangements, or financing arrangements in which Intel or the Intel Foundation participated as a creditor.

Code of Conduct. It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse, or competitive with Intel, or that interferes with the proper performance of their duties, responsibilities, or loyalty to Intel. Our Code of Conduct contains these policies and applies to our directors (with respect to their Intel-related activities), executive officers, and other employees.

Each director and executive officer must inform our Board when confronted with any situation that may be perceived as a conflict of interest with Intel, even if the person does not believe that the situation would violate our Code of Conduct. If the Board concludes that there is or may be a perceived conflict of interest, the Board will instruct our Legal department to work with our relevant business units to determine if there is a conflict of interest and how the conflict should be resolved.

Any waivers of these conflict rules with regard to a director or an executive officer require the prior approval of the Board. Our Code of Conduct is our code-of-ethics document. We have posted our Code of Conduct on our web site at www.intel.com/go/governance.

Communications from Stockholders to Directors. The Board recommends that stockholders initiate communications with the Board, the Chairman, or any committee of the Board in writing to the attention of our Corporate Secretary at the address set forth in “Other Matters; Communicating with Us.” This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Corporate Governance Guidelines. The Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and annually reviews them and makes recommendations to the Board concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties.

We have posted the Guidelines on our web site at www.intel.com/go/governance. Among other matters, the Guidelines include the following items concerning the Board:

•	Independent directors may not stand for re-election after age 72, although the Board may nominate candidates over age 72 in special circumstances. Dr. Shaw is the current Chairman of the Board and is being nominated for election to the Board at the 2011 Annual Stockholders’ Meeting, although she has already reached age 72. Dr. Shaw, a director since 1993, and the independent Chairman of the Board since 2009, continues to serve as a key member of the Board with strong leadership skills and financial experience. The Board believes that Dr. Shaw’s contributions since becoming Chairman in 2009, and her expertise on executing on strategic growth opportunities and experience in dealing with research and development efforts, are invaluable to the Board in the current climate. The Board, therefore, decided to nominate Dr. Shaw for an additional term as director and Chairman of the Board.

•	Directors are limited to service on four public company boards, including Intel’s but excluding not-for-profit and mutual fund boards. If the director serves as an active CEO of a public company, the director is limited to service on three public company boards, including Intel’s.

•	The CEO reports at least annually to the Board on succession planning and management development.

•	The Chairman of the Board manages a process whereby the Board and its members are subject to annual evaluation and self-assessment.

•	The Board will obtain stockholder approval before adopting any poison pill. If the Board later repeals this policy and adopts a poison pill without prior stockholder approval, the Board will submit the poison pill to an advisory vote by Intel’s stockholders within 12 months from the date that the Board adopts the poison pill. If Intel’s stockholders fail to approve the poison pill, the Board may elect to terminate, retain, or modify the poison pill in the exercise of its fiduciary responsibilities.

In addition, the Board has adopted a policy committing to not issue shares of preferred stock to prevent an unsolicited merger or acquisition.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation, with the majority of compensation being provided in the form of equity-based compensation. Intel does not pay its management director for Board service in addition to his regular employee compensation. The Corporate Governance and Nominating Committee, consisting solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation.

Intel’s Legal department, Corporate Secretary, and Compensation and Benefits Group in the Human Resources department support the committee in recommending director compensation and creating director compensation programs. In addition, the committee can engage the services of outside advisers, experts, and others to assist the committee. During 2010, the committee did not use an outside adviser to aid in setting director compensation.

To assist the committee in its annual review of director compensation, Intel’s Compensation and Benefits Group provides director compensation data compiled from the annual reports and proxy statements of companies that the Board uses as its “peer group” for determining director compensation. The director peer group aligns with the peer group used to set executive pay and consists of 15 technology companies and 10 companies within the Standard & Poor’s S&P 100* Index, described in detail below under “Compensation Discussion and Analysis; 2010 External Competitive Considerations.” The committee targets cash and equity compensation at the average of the peer group.

After reviewing the peer group director compensation data in June 2010, the committee: increased the pay for the non-executive Chairman of the Board; increased the value of the annual equity award from $175,000 to $205,000, since the previous level of compensation was deemed below the market average; and recommended to the Board that directors other than the Chairman be granted a special award of up to 20,000 restricted stock units (RSUs).

As of July 2010, non-employee director annual compensation consists of the following elements:

•	cash retainer of $75,000

•	RSU grant with a grant date fair value of approximately $102,500

•	outperformance stock unit (OSU) grant with a grant date fair value of approximately $102,500

•	Audit Committee chair fee of $20,000

•	all other Committee chair fees of $10,000 per committee

•	non-chair Audit Committee member fee of $10,000

•	non-executive Chairman of the Board cash retainer of $275,000 and an equity award with a market value of approximately $375,000, with the value delivered 50% in RSUs and 50% in OSUs

The following table details the total compensation of Intel’s non-employee directors for the year ended December 25, 2010.

Director Compensation for Fiscal Year 2010

			Change in Pension Value
	Fees Earned		and Non-Qualified	All
	or Paid	Stock	Deferred Compensation	Other
	in Cash	Awards	Earnings	Compensation	Total
Name	($)	($)(1)	($)	($)(2)	($)
Charlene Barshefsky(3)	85,000	608,800	—	—	693,800
Susan L. Decker	95,000	608,800	—	4,900	708,700
John J. Donahoe(4)	—	653,600	—	—	653,600
Reed E. Hundt	75,000	608,800	—	—	683,800
James D. Plummer	85,000	608,800	—	7,500	701,300
David S. Pottruck	95,000	608,800	—	—	703,800
Jane E. Shaw	258,750	366,200	—	—	624,950
John L. Thornton(5)	37,500	—	—	—	37,500
Frank D. Yeary	95,000	608,800	—	—	703,800
David B. Yoffie	85,000	608,800	28,000	4,000	725,800
Total	911,250	5,281,400	28,000	16,400	6,237,050

(1)	Grant date fair value of RSUs and OSUs granted in 2010, including the special award of RSUs granted to each director other than Dr. Shaw, is reported in the “Stock Awards” column.

(2)	Intel Foundation made matching charitable contributions on behalf of Ms. Decker ($4,900), Dr. Plummer ($7,500), and Dr. Yoffie ($4,000).

(3)	Ambassador Barshefsky elected to participate in the “Cash Deferral” program, whereby she elected to defer her cash compensation until her retirement from the Board.

(4)	Mr. Donahoe was granted a total of 3,925 RSUs on July 22, 2010 with a grant date fair value of $80,200, which represents payment of his annual cash retainer and Audit Committee member fees in the form of RSUs for the second half of 2009 and the first half of 2010. The grant date fair value of this award is reported in the “Stock Awards” column. The remainder of his 2010 fees will be paid in the form of RSUs in 2011.

(5)	Mr. Thornton retired from the Board effective May 2010.

Fees Earned or Paid in Cash. Directors receive cash fees in quarterly installments and forfeit unpaid portions of cash upon termination, retirement, disability, or death. The following table provides a breakdown of cash fees earned, without taking into account any election to defer or receive equity in lieu of cash. As noted above, for 2010 Mr. Donahoe elected to receive his fees earned in the form of RSUs.

	Annual	Committee Chair	Audit Committee
	Retainers	Fees	Member Fees	Total
Name	($)	($)	($)	($)
Charlene Barshefsky	75,000	10,000	—	85,000
Susan L. Decker	75,000	20,000	—	95,000
John J. Donahoe	75,000	—	10,000	85,000
Reed E. Hundt	75,000	—	—	75,000
James D. Plummer	75,000	—	10,000	85,000
David S. Pottruck	75,000	20,000 (1)	—	95,000
Jane E. Shaw	243,750 (2)	10,000	5,000	258,750
John L. Thornton	37,500	—	—	37,500
Frank D. Yeary	75,000	10,000	10,000	95,000
David B. Yoffie	75,000	10,000	—	85,000

(1)	Mr. Pottruck chairs the Retirement Plans Investment Policy Committee.

(2)	This amount reflects an annual retainer of $212,500 for the six months prior to being increased to $275,000.

Under the “RSU in Lieu of Cash Election” program, directors can elect annually to receive all of their cash compensation in the form of RSUs. This election must be either 100% or 0%, and must be made in the tax year prior to receiving compensation. The Board grants RSUs elected in lieu of cash in two installments: one in the year in which the cash fees otherwise would be paid, and the second in the following year. RSUs elected in lieu of cash have the same vesting terms as the annual RSU grant to directors. Under this program, Mr. Donahoe was granted 3,925 RSUs in 2010 resulting from his elections under this program with respect to his 2009 and 2010 fees.

Equity Awards. In accordance with Intel’s current 2006 Equity Incentive Plan, equity grants to non-employee directors may not exceed 30,000 shares per director per year. The current practice is to grant each non-employee director RSUs and OSUs each July with a market value of the underlying shares on the grant date of approximately $205,000.

Restricted stock units (RSUs): RSUs vest in equal annual installments over a three-year period from the grant date. On July 22, 2010, Intel granted each independent director 4,730 RSUs. The Board awarded Dr. Shaw an additional 3,925 RSUs for her service as Chairman of the Board. In addition to the annual grant, the Board granted each independent director, other than the Chairman of the Board and Mr. Donahoe, a special award of 20,000 RSUs. The Corporate Governance and Nominating Committee recommended that the Board approve this special RSU award to the directors. In accordance with Intel’s current 2006 Equity Incentive Plan, equity grants to non-employee directors may not exceed 30,000 shares per director per year; therefore, Mr. Donahoe’s award was 18,265 RSUs, given that he would have otherwise been over the limit due to his RSU in lieu of cash election. Vesting of all shares accelerates upon retirement from the Board if a director is 72 years of age or has at least seven years of service on Intel’s Board. Directors do not receive dividend equivalents on unvested RSUs.

Outperformance stock units (OSUs): OSUs granted to directors in 2010 (2010 Director OSUs) have a three-year cliff-vesting schedule, meaning that 100% of the grant vests on the 36th-month anniversary of the date the award is granted. On July 22, 2010, Intel granted each independent director 3,080 of 2010 Director OSUs. The Board awarded Dr. Shaw an additional 2,550 of 2010 Director OSUs for her service as Chairman of the Board. If a director retires from the Board and is 72 years of age or has at least seven years of service on Intel’s Board before the end of the performance period, he or she will not forfeit granted but unvested cycles. The 2010 Director OSUs convert to shares on the regular settlement dates (no accelerated payout). The number of shares of Intel common stock that a director receives will range from 33% to 200% of the target amount. As part of the OSU program, directors receive dividend equivalents on the final shares earned and vested; the dividend equivalents will pay out in the form of additional shares. For more information on OSUs, see “Compensation Discussion and Analysis; Outperformance Stock Unit (OSU) Awards” below.

The amounts included in the “Stock Awards” column in the Director Compensation for Fiscal Year 2010 table reflect the grant date fair value of the 2010 equity grants. The following table includes the assumptions used in the calculation of these amounts.

	Assumptions
		Risk-Free
		Interest	Dividend
Grant	Volatility	Rate	Yield
Date	(%)	(%)	(%)
7/22/10 (RSU)	n/a	0.5	2.9

7/22/10 (OSU)	33	0.8	2.9

The following table provides information on the outstanding equity awards held by the non-employee directors at fiscal year-end 2010. In 2006, Intel began granting RSUs instead of stock options to non-employee directors. In 2009, Intel began granting OSUs in addition to RSUs. Market value for stock options is calculated by taking the difference between the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year ($20.84 on December 23, 2010) and the option exercise price, and multiplying it by the number of options. All of the stock options in the following table are fully vested. Market value for stock awards (RSUs and OSUs) is determined by multiplying the number of shares by the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year. OSUs are shown at their target amount.

Outstanding Equity Awards for Directors at Fiscal Year-End 2010

	Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive Plan
									Plan Awards:	Awards:
									Number of	Market or
		Number of						Market Value	Unearned	Payout Value
		Securities					Number of	of	Shares, Units,	of Unearned
		Underlying			Market		Shares or	Shares or	or Other	Shares, Units,
		Unexercised	Option		Value of		Units of Stock	Units of Stock	Rights That	or Other
		Options	Exercise	Option	Unexercised		That Have	That Have	Have Not	Rights That
	Grant	Exercisable	Price	Expiration	Options	Grant	Not Vested	Not Vested	Vested	Have Not
Name	Date	(#)	($)	Date	($)	Date	(#)(1)	($)(2)	(#)(3)	Vested ($)
Charlene	5/19/04	15,000	27.53	5/19/11	—	7/17/08	3,377	70,400
Barshefsky	7/20/05	19,000	27.15	7/20/12	—	7/16/09	4,564	95,100
	1/21/04	5,000	32.06	1/21/14		7/16/09			3,500	72,900
					—	7/22/10	24,730	515,400
						7/22/10			3,080	64,200

Total		39,000			—		32,671	680,900	6,580	137,100

Susan L.		—			—	7/17/08	2,225	46,400
Decker						7/16/09	3,194	66,600
						7/16/09			3,500	72,900
						7/22/10	24,730	515,400
						7/22/10			3,080	64,200

Total		—			—		30,149	628,400	6,580	137,100

John J.		—			—	4/16/09	2,057	42,900
Donahoe						7/16/09	3,970	82,700
						7/16/09			3,500	72,900
						7/22/10	26,920	561,000
						7/22/10			3,080	64,200

Total		—			—		32,947	686,600	6,580	137,100

Reed E.	5/19/04	15,000	27.53	5/19/11	—	7/17/08	2,225	46,400
Hundt	5/24/01	35,000	28.76	5/24/11	—	7/16/09	3,194	66,600
	5/22/02	15,000	29.19	5/22/12	—	7/16/09			3,500	72,900
	7/20/05	19,000	27.15	7/20/12	—	7/22/10	24,730	515,400
	5/21/03	15,000	18.73	5/21/13	31,700	7/22/10			3,080	64,200

Total		99,000			31,700		30,149	628,400	6,580	137,100

James D.	7/20/05	15,000	27.15	7/20/12	—	7/17/08	2,225	46,400
Plummer						7/16/09	3,194	66,600
						7/16/09			3,500	72,900
						7/22/10	24,730	515,400
						7/22/10			3,080	64,200

Total		15,000			—		30,149	628,400	6,580	137,100

David S.	5/19/04	15,000	27.53	5/19/11	—	7/17/08	2,225	46,400
Pottruck	5/23/01	15,000	29.41	5/23/11	—	7/16/09	3,194	66,600
	5/22/02	15,000	29.19	5/22/12	—	7/16/09			3,500	72,900
	7/20/05	19,000	27.15	7/20/12	—	7/22/10	24,730	515,400
	5/21/03	15,000	18.73	5/21/13	31,700	7/22/10			3,080	64,200

Total		79,000			31,700		30,149	628,400	6,580	137,100

Jane E.	5/19/04	15,000	27.53	5/19/11	—	7/17/08	2,685	56,000
Shaw	5/23/01	15,000	29.41	5/23/11	—	7/16/09	3,876	80,800
	5/22/02	15,000	29.19	5/22/12	—	7/16/09			4,250	88,600
	7/20/05	19,000	27.15	7/20/12	—	7/22/10	8,655	180,400
	5/21/03	15,000	18.73	5/21/13	31,700	7/22/10			5,630	117,300

Total		79,000			31,700		15,216	317,200	9,880	205,900

John L.		—			—
Thornton(4)

Total		—			—			—		—

Frank D.		—			—	4/16/09	2,057	42,900
Yeary						7/16/09	3,194	66,600
						7/16/09			3,500	72,900
						7/22/10	24,730	515,400
						7/22/10			3,080	64,200

Total		—			—		29,981	624,900	6,580	137,100

David B.	5/19/04	15,000	27.53	5/19/11	—	7/17/08	2,225	46,400
Yoffie	5/23/01	15,000	29.41	5/23/11	—	7/16/09	3,194	66,600
	5/22/02	15,000	29.19	5/22/12	—	7/16/09			3,500	72,900
	7/20/05	19,000	27.15	7/20/12	—	7/22/10	24,730	515,400
	5/21/03	15,000	18.73	5/21/13	31,700	7/22/10			3,080	64,200

Total		79,000			31,700		30,149	628,400	6,580	137,100

(1)	RSUs that would have vested if they had not been part of the deferral election program are excluded from this column.

(2)	The market value of RSUs that would have vested if they had not been part of the deferral election program are excluded from this column.

(3)	OSUs are shown at their target amount. The actual conversion of OSUs into Intel shares following the conclusion of the performance period will range between 33% and 200% of that target amount, depending on Intel’s total stockholder return (TSR) performance versus the TSR benchmark over the applicable three-year performance period, plus the shares from the dividend equivalents that are received on the final shares earned and vested. The dividend equivalents will pay out in the form of additional shares.

(4)	Mr. Thornton retired from the Board effective May 2010; however, the information shown in this table is as of fiscal year-end 2010.

Director Stock Ownership Guidelines. The Board’s stock ownership guidelines for non-employee directors require that within five years of joining the Board, the director must acquire and hold at least 15,000 shares of Intel common stock. After each succeeding five years of Board service, non-employee directors must own an additional 5,000 shares (for example, 20,000 shares after 10 years of service). Unexercised stock options, unvested RSUs, and unearned OSUs do not count toward this requirement. As of December 25, 2010, each director nominated for election at the annual meeting had either satisfied these ownership guidelines or had time remaining to do so.

Deferred Compensation. Intel has a deferred compensation plan that allows non-employee directors to defer their cash and equity compensation. The Cash Deferral Election allows participants to defer up to 100% of their cash compensation and receive an investment return on the deferred funds as if the funds were invested in Intel common stock. Participants receive credit for reinvestment of dividends under this option. Plan participants must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments over five or 10 years, and to begin receiving distributions either at retirement or at a future date not less than 24 months from the election date. This deferred cash compensation is an unsecured obligation for Intel. Ambassador Barshefsky chose the Cash Deferral Election with respect to her 2010 fees. The RSU Deferral Election allows directors to defer their RSUs until termination of service. This election must be either 100% or 0% and applies to all RSUs granted during the year. Deferred RSUs count toward Intel’s stock ownership guidelines once they vest. Directors do not receive dividends on deferred RSUs. Mr. Donahoe and Dr. Shaw participated in the RSU Deferral Election program in 2010.

Retirement. In 1998, the Board ended its retirement program for independent directors. Dr. Shaw and Dr. Yoffie, who were serving at that time, were vested with the number of years served. They will receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning upon the director’s departure from the Board. The payments will continue for the lesser of the number of years served as a non-employee director through 1998 or the life of the director. The amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in the Director Compensation for Fiscal Year 2010 table represent the actuarial increase in pension value accrued under this program. Dr. Shaw is credited with five years of service, and Dr. Yoffie is credited with nine years of service. Dr. Shaw did not have any change in pension value for 2010. Assumptions used in determining these increases include a discount rate of 5.8%, a retirement age of 65 or current age if older, the RP2000 Mortality table projected to 2010, and an annual benefit amount of $75,000.

Equipment. Intel gives each director a notebook computer for his or her personal use and offers each director the use of other equipment employing Intel technology, such as consumer electronics devices using Intel® Atomtm technology.

Travel Expenses. Intel does not pay meeting fees. We reimburse the directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as Intel site visits and sponsored events, as well as continuing education programs.

Charitable Matching. Directors’ charitable contributions to schools and universities that meet the guidelines of Intel’s employee charitable matching gift program are eligible for 50% matching of funds of up to $10,000 per director per year, which is the same limit for employees generally.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our common stock by one holder of more than 5% of our common stock, each of our directors and listed officers, and all of our directors and executive officers as a group. This information is as of February 22, 2011, except for information on the greater than 5% stockholder. Amounts reported under “Number of Shares of Common Stock Beneficially Owned as of February 22, 2011” include the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of February 22, 2011 (which are shown in the columns to the right). Our listed officers are the CEO, CFO, and three other most highly compensated executive officers in a particular year. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

				Number of Shares
				Subject to Options
				Exercisable as of
	Number of Shares of			February 22, 2011 or
	Common Stock			Which Become	Number of RSUs That
	Beneficially Owned as of		Percent	Exercisable Within 60	Vest Within 60 Days
Stockholder	February 22, 2011		of Class	Days of This Date	of February 22, 2011
BlackRock, Inc.	308,188,726	(1)	5.644	—	—
Paul S. Otellini, Director, President, and Chief Executive Officer	6,027,134	(2)	**	5,174,086	28,750
Andy D. Bryant, Executive Vice President, Technology, Manufacturing, and Enterprise Services, and Chief Administrative Officer	2,700,886	(3)	**	2,420,024	23,291
David Perlmutter, Executive Vice President and General Manager, Intel Architecture Group	1,236,866		**	1,117,860	24,125
Stacy J. Smith, Senior Vice President and Chief Financial Officer	586,696		**	549,582	14,125
A. Douglas Melamed, Senior Vice President and General Counsel	46,068		**	28,670	—
Jane E. Shaw, Director and Chairman of the Board	256,500	(4)	**	79,000	—
David B. Yoffie, Director	243,611	(5)	**	79,000	—
Reed E. Hundt, Director	149,271	(6)	**	99,000	—
David S. Pottruck, Director	122,259	(7)	**	79,000	—
Charlene Barshefsky, Director	61,928	(8)	**	39,000	—
James D. Plummer, Director	38,271		**	15,000	—
Frank D. Yeary, Director	18,652		**	—	1,028
Susan L. Decker, Director	15,306		**	—	—
John J. Donahoe, Director	—		**	—	—
All directors and executive officers as a group (17 individuals)	13,898,141		**	11,630,358	134,819

**	Less than 1%.

(1)	As of December 31, 2010, based on information set forth in a Schedule 13G/A filed with the SEC on February 4, 2011 by BlackRock, Inc. BlackRock, Inc.’s business address is 40 East 52nd St., New York, NY 10022.

(2)	Includes 1,496 shares held by Mr. Otellini’s spouse, and Mr. Otellini disclaims beneficial ownership of these shares, and 454,217 shares held by a trust for which Mr. Otellini shares voting and investment power.

(3)	Includes 1,600 shares held by Mr. Bryant’s son and 1,000 shares held by Mr. Bryant’s daughter, and Mr. Bryant disclaims beneficial ownership of these shares.

(4)	Includes 33,030 shares held by a family trust for which Dr. Shaw shares voting and investment power.

(5)	Includes 164,611 shares held jointly with Dr. Yoffie’s spouse for which Dr. Yoffie shares voting and investment power.

(6)	Includes 10,000 shares held by a family foundation for which Mr. Hundt shares voting and investment power.

(7)	Includes 800 shares held by Mr. Pottruck’s daughter. Includes a total of 13,400 shares held in two separate annuity trusts for the benefit of Mr. Pottruck’s brother for which Mr. Pottruck shares voting and investment power.

(8)	Includes 6,800 shares held jointly with Ambassador Barshefsky’s spouse for which Ambassador Barshefsky shares voting and investment power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” involving Intel or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. Intel has adopted written policies and procedures that apply to any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•	any charitable contribution, grant, or endowment by Intel or the Intel Foundation to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts, or any matching contribution, grant, or endowment by the Intel Foundation;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Intel personnel in the Legal and Finance departments review transactions involving related persons who are not included in one of the above categories. If they determine that a related person could have a significant interest in such a transaction, the transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Audit Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

In 2010, there were no related-person transactions under the relevant standards.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains how the Compensation Committee of the Board of Directors operates our executive compensation programs and discusses the compensation earned by Intel’s listed officers (the CEO, CFO, and three other most highly compensated executive officers in a particular year) as presented in the tables below under “Executive Compensation.” For 2010, our listed officers were:

•	Paul S. Otellini, President and CEO

•	Stacy J. Smith, Senior Vice President and CFO

•	Andy D. Bryant, Executive Vice President, Technology, Manufacturing, and Enterprise Services, and Chief Administrative Officer

•	David Perlmutter, Executive Vice President and General Manager, Intel Architecture Group

•	A. Douglas Melamed, Senior Vice President and General Counsel

Compensation Philosophy

The Compensation Committee and Intel’s management believe that compensation is an important tool that should help recruit, retain, and motivate the employees that the company will depend on for current and future success. The committee and Intel’s management also believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Intel’s compensation philosophy is reflected in the following key design priorities that govern compensation decisions:

•	align with stockholders’ interests;

•	pay for performance;

•	balance performance objectives and horizons;

•	recruit, retain, and motivate employees;

•	encourage employee stock ownership;

•	manage cost and share dilution; and

•	maintain egalitarianism.

Executive officers are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a “change in control” of Intel. Intel does not provide special retirement benefits that are limited to executive officers.

The Compensation Committee determines the compensation for our executive officers. The committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. As discussed above under “Corporate Governance; Compensation Committee,” Professor Brian Hall of the Harvard Business School served as the committee’s independent adviser for 2010, and Farient Advisors will be serving as the independent adviser for 2011. The committee also consults with management and Intel’s Compensation and Benefits Group regarding executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

Executive Summary

Intel has a long-standing commitment to pay for performance. To implement this, our executive compensation programs evolve and are adjusted over time to support Intel’s business goals and promote both short- and long-term profitable growth of the company. Cash compensation consists primarily of payments under our annual incentive cash plan that are based on relative and absolute financial performance, company performance relative to operational goals, and individual performance. Equity-based compensation is used to align compensation with the long-term interests of Intel’s stockholders by focusing our executive officers on total stockholder return (TSR). Total compensation for each executive officer varies with individual performance and Intel’s performance in achieving financial and non-financial objectives.

During the economic downturn of 2008 and 2009, Intel maintained a strong commitment to investing in our business, including our people. During 2010, we saw some of the benefits from that commitment, achieving more than $40 billion in annual revenue for the first time and reporting the most profitable year in our history. Revenue increased 24% in 2010 compared to 2009, and our 2010 gross margin percentage of 65.3% increased by 9.6 percentage points from 2009.

	2010	2009
	($ in millions,	($ in millions,
	except per share	except per share	Change
	amounts)	amounts)	(%)
Net Revenue	43,623	35,127	24
Net Income (GAAP)(1)	11,464	4,369	162
Net Income (non-GAAP)(2)	11,672	6,628	76
Stock Price per Share as of Fiscal Year-End	20.84	20.33	3

(1)	Net income (GAAP) results are based on U.S. generally accepted accounting principles (GAAP).

(2)	Net income (non-GAAP) results for 2010 exclude certain charges recorded in the fourth quarter of 2010, primarily due to a design issue with the Intel® 6 Series Express Chipset family (formerly code-named Cougar Point) and the related tax impacts of those charges. The 2009 net income (non-GAAP) results exclude the European Commission fine of $1.45 billion, and the settlement agreement payment with Advanced Micro Devices, Inc. (AMD) of $1.25 billion and the related tax impacts of this charge.

Intel’s executive compensation for 2010 reflects a number of important aspects of our financial and operational results:

•	In 2010, strong growth in the business and consumer PC market segments as well as the leadership of our product portfolio and improvements to our cost structure all contributed to the most profitable year in our history. We resumed merit increases to base salaries for the broad-based employee population and executive officers, which generally had been frozen for 2009.

•	Intel’s non-GAAP net income (adjusted net income) for 2010 increased by 76% over 2009, representing an 85% increase over the last three years’ average adjusted net income. Because net income is a key component in the formula used under our annual incentive cash plan, this performance drove a more than 30% increase in performance-based annual and semiannual incentive cash payments for all eligible employees, including the listed officers. The link between pay and performance under the annual incentive cash plan in which our listed officers participate is illustrated in the following graph, which shows how the amount of average annual and semiannual incentive cash payments to the listed officers has varied compared with the 2010 adjusted net income.

(1)	Non-GAAP net income was used for 2009 and 2010.

•	During 2010, the Compensation Committee reviewed evaluations of Intel’s compensation programs prepared by independent consultants and, as discussed below under “Changes to Executive Compensation Programs for 2011,” adjusted the balance among the different elements of compensation to continue to advance our goals of recruitment and retention, and incentivizing the short-term and long-term performance of our executive officers.

Compensation Practices

Intel has long employed a number of practices that reflect the company’s compensation philosophy:

•	Executive officers are employed at will without employment agreements or severance payment arrangements, except as required by local law;

•	Intel does not maintain any payment arrangements that would be triggered by a “change in control” of Intel;

•	Intel does not provide special retirement benefits designed solely for executive officers;

•	Intel’s performance-based compensation arrangements for executive officers use a variety of performance measures, including measuring relative performance against a peer group and granting performance-based equity awards;

•	Intel does not provide “perquisites” or other executive benefits based solely on rank; and

•	Intel has implemented claw-back provisions for its annual incentive cash plan and its equity awards plan.

In addition, Intel has long recognized and responded to market-wide concerns over companies’ accountability to stockholders in their executive compensation programs. Since 2004, we have placed our equity incentive plan before stockholders for approval either annually or every other year. In 2007, we voluntarily submitted our cash-based executive officer incentive plan for stockholder approval following substantial revisions. In addition, Intel was in the forefront of embracing the idea of U.S. public companies holding advisory votes on compensation practices for executive officers (commonly referred to as a “say on pay” proposal). In each of the past two years, Intel voluntarily provided stockholders with an advisory vote on its executive compensation philosophy, policies, and procedures. In light of recent legislation that now guarantees stockholders the ability to periodically cast advisory votes on executive compensation, as reflected in proposals 5 and 6, we do not expect to separately submit our cash-based executive officer incentive plan to a routine stockholder vote, as stockholders may express their views on Intel’s cash and equity executive compensation programs as a whole through future “say on pay” votes.

INTEL’S COMPENSATION FRAMEWORK

Compensation Terms

We use the following descriptive categories in this “Compensation Discussion and Analysis” section:

•	Base salary refers to the annual fixed (non-variable) pay rate.

•	Performance-based cash compensation includes annual and semiannual incentive cash payments.

•	Total cash compensation refers to base salary plus performance-based cash compensation.

•	Equity awards include outperformance stock units (OSUs), restricted stock units (RSUs), and stock options, with time-based vesting.

•	Performance-based compensation refers to performance-based cash compensation and equity awards.

•	Total direct compensation refers to base salary, performance-based cash compensation, and equity awards (note that this formulation differs from that in the Summary Compensation table; it does not include “Change in pension value and non-qualified deferred compensation earnings” and “All other compensation”).

Elements of Compensation

Compensation for Intel’s executive officers consists of the elements identified in the following table.

Compensation Element	Objective	Key Features Specific to Executives for 2010
Base Salaries	To provide a minimum, fixed level of cash compensation for the executive officers
Generally base pay has been below or at the median of our peer group as we prefer to emphasize performance-based compensation over fixed pay such as salary. We seek to have the majority of executive officer pay at risk and tied to company performance.

Adjustments are based on an individual’s current and expected future performance, internal equity, and pay relative to the market.

Compensation Element	Objective	Key Features Specific to Executives for 2010
Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in producing strong financial and operational results
Annual incentive cash payments under the Executive Officer Incentive Plan (EOIP) are based on a formula that includes absolute and relative net income growth, company performance relative to operational goals, and an individual performance adjustment.

Executive officers also participate in our broad-based semiannual incentive cash plan, under which payments are based on achievement of pretax margin or net income goals, and whether customer satisfaction goals were met.

Total cash compensation (base salary plus performance-based cash compensation) is evaluated generally against the 65th percentile of the peer group’s total on average; however, the actual percentile will vary by individual and be based on annual performance.

Equity Awards	To retain executive officers and align their interests with those of stockholders
Award types consist of performance-based restricted stock units (referred to as outperformance stock units, or OSUs), restricted stock units (RSUs), and stock options.

The majority of listed officers’ 2010 total equity compensation consisted of OSUs, which have a performance period of three years, vest 100% in the month following the conclusion of the performance period, which is 37 months from the date of grant, and have value contingent upon both Intel’s stock price and Intel’s relative total stockholder return (TSR) performance over the performance period.

Total equity value, which includes OSUs as well as RSUs and stock option grants, is evaluated against the 65th percentile of our peer group’s total long-term incentive compensation on average. Total equity value is based on grant date fair value, which is equal to the expense that Intel recognizes, but is not necessarily equal to the value ultimately delivered to the executive officer.

Stock Purchase Plan	To encourage executive officer stock ownership, further aligning their interests with those of stockholders	Broad-based program under which employees, including executive officers, can purchase up to $25,000 in market value of Intel stock at a 15% discount to the market price.

Retirement Contribution Plan	To provide a level of retirement income for the executive officers
Broad-based plan under which Intel makes discretionary contributions (a percentage of eligible salary and performance-based cash) on compensation up to the Internal Revenue Code of 1986, as amended (tax code) limit.

Intel’s contributions vest in 20% annual increments after two years of service, completely vesting after six years.

Non-qualified Deferred Compensation Plan	To provide retirement savings in a tax-efficient manner
Any retirement contribution plan contributions based on annual compensation exceeding the tax code limit of $245,000 for 2010 are added to the executive officer’s deferred compensation account.

Executive officers can elect to defer up to 50% of their base salaries and 100% of their annual incentive cash payments.

Balances in the deferred compensation plan are unfunded obligations of Intel. The balances are adjusted on the basis of notional investment returns; returns are not set or guaranteed by Intel.

2010 COMPENSATION DETERMINATIONS

In the first quarter of 2010, the Compensation Committee established base salaries, annual incentive cash target amounts, and operational goals under the annual incentive cash plan, and determined the equity awards for executive officers. Following the end of the year, the committee approved the performance-based calculation used in making annual incentive cash payments, determined any individual performance adjustments under the plan, and approved contributions to the retirement plan.

2010 Base Salary

When the Compensation Committee determines the executive officers’ base salaries, the committee takes into account each executive officer’s role and level of responsibility at the company, individual performance for the prior year, internal equity, and pay relative to the market. In general, executive officers with the highest level of responsibility have the lowest percentage of their compensation fixed as base salary and the highest percentage of their compensation at risk. Base salary represents a small percentage of total direct compensation (8% on average in 2010) for the listed officers.

For 2010, the committee set the CEO’s base salary at the same level as in 2009 and increased the other listed officers’ base salaries, except for Mr. Melamed, who received the same salary that was set when he was hired in November 2009, as shown in the table below.

			2009 to 2010
Listed Officer	2010 Base Salary ($)	2009 Base Salary ($)	Increase (%)
Paul S. Otellini	1,000,000	1,000,000	—
Stacy J. Smith(1)	475,000	425,000	12
Andy D. Bryant	520,000	500,000	4
David Perlmutter(2)	506,200	453,900	12
A. Douglas Melamed(3)	600,000	n/a	n/a

(1)	Mr. Smith’s increase reflects his promotion to Senior Vice President at the beginning of 2010.

(2)	Mr. Perlmutter receives his cash compensation in Israeli shekels. The amounts reported above in “2010 Base Salary” were converted to U.S. dollars at a rate of 3.59 shekels per dollar, calculated as of December 25, 2010, and the amounts for 2009 were converted to U.S. dollars at a rate of 3.80 shekels per dollar, calculated as of December 24, 2009. Mr. Perlmutter’s base salary was increased by approximately 5%; the additional increase shown in the table above is due to the change in exchange rates. Using the 2009 exchange rate of 3.80 shekels per dollar, his 2010 base salary would have been $478,200, or a 5% increase over his 2009 base salary.

(3)	Mr. Melamed was not a listed officer in 2009.

Performance-Based Compensation

Intel’s pay-for-performance programs include performance-based cash compensation that rewards strong financial and operational performance, and equity awards that reward stock price and relative TSR performance. Annual and semiannual incentive cash payments are determined primarily by Intel’s annual financial results and are not directly linked to Intel’s stock price performance. Equity compensation is tied to Intel’s stock price performance and TSR performance relative to peer companies over a long-term time horizon. The Compensation Committee evaluates total direct compensation against the 65th percentile of our peer group. The committee believes that this approach was appropriate because of the high proportion of compensation that is variable, at risk, and tied to Intel’s financial, operational, and stock performance. Actual pay positions vary by individual and take into account factors such as recruitment and retention, the size of previous year awards, and individual contributions.

In 2010, performance-based compensation (consisting of incentive cash payments and equity awards) accounted for 92% of the total direct compensation on average for listed officers. A percentage of total direct compensation was performance-based cash (36% on average in 2010), with the majority of total direct compensation in the form of equity awards (56% on average in 2010) for which the ultimate economic value to the recipients will depend upon future stock price performance. The following graph illustrates the performance-based compensation elements for each listed officer as a percentage of total direct compensation.

Performance-Based Compensation

2010 Annual Incentive Cash Payments

Annual incentive cash payments to the listed officers are made under the Executive Officer Incentive Plan (EOIP). This plan mirrors the broad-based plan for employees, with the added feature of an individual performance adjustment.

At the beginning of the year, the Compensation Committee sets an annual incentive cash target for each executive officer, and following the end of the year the annual incentive cash target amount is multiplied by an incentive cash multiplier (annual incentive cash multiplier), which is the average of three performance ratios, adjusted upward or downward by up to 10% based upon an individual performance adjustment. The committee may further adjust a payout downward (but not upward) on a discretionary basis. The three performance ratios are based on:

•	adjusted net income relative to historic adjusted net income;

•	adjusted net income growth relative to market adjusted net income growth; and

•	satisfaction of operational corporate performance goals.

We expect the annual incentive cash multiplier calculated under the plan to typically range between 67% and 133% of the annual incentive cash target (100%), but the annual incentive cash multiplier may be higher or lower depending on the output of the formula. The annual incentive cash payment in any event cannot exceed $10 million for any individual.

For 2010, the committee set the CEO’s annual incentive cash target at the same level as in 2009 and increased the other listed officers’ annual incentive cash targets, except for Mr. Melamed, whose annual incentive cash target was set when he was hired in November 2009, as shown in the table below:

	2010 Annual	2009 Annual
	Incentive Cash	Incentive Cash	2009 to 2010
Listed Officer	Target Amount ($)	Target Amount ($)	Increase (%)
Paul S. Otellini	4,200,000	4,200,000	—
Stacy J. Smith(1)	1,050,000	930,000	13
Andy D. Bryant	1,470,000	1,410,000	4
David Perlmutter	1,125,000	1,095,000	3
A. Douglas Melamed(2)	1,200,000	n/a	n/a

(1)	Mr. Smith’s increase reflects his promotion to Senior Vice President at the beginning of 2010.

(2)	Mr. Melamed was not a listed officer in 2009.

Net income is a key financial component in the EOIP formula used to calculate payments under Intel’s annual incentive cash plan. In 2010, net income increased 76% compared to 2009 on a non-GAAP basis. The 2009 adjusted net income for Intel excluded the European Commission fine of $1.45 billion, and the company’s settlement agreement payment to AMD of $1.25 billion and the related tax impacts of this charge. In addition to taking into account absolute net income growth, the annual incentive cash multiplier is affected by net income growth relative to a market comparator group consisting of the 15 technology companies included in Intel’s peer group (described below under “2010 External Competitive Considerations”) and the companies included in the S&P 100, other than Intel. The committee has the flexibility to use discretion in either including or excluding certain charges to the market comparator group’s net income results (market’s annual adjusted net income) similar to any charges that may have been included or excluded for Intel. Primarily because of Intel’s strong adjusted net income growth, both in absolute terms and relative to the performance of the market comparator group, the aggregate annual incentive cash payments to listed officers increased 27% in 2010 compared to 2009.

The following illustration shows the annual incentive cash payment formula.

As shown above, the annual incentive cash multiplier is the average of the three performance components. The committee designed the EOIP to use net income, on a GAAP or non-GAAP basis, as applicable, as the financial performance metric to reward executive officers for growing absolute and relative financial performance, because it is independent of factors such as stock price movements and stock buybacks that affect earnings per share. For more information on the three performance components, see the Grants of Plan-Based Awards table in “Executive Compensation.”

Following the end of 2010, the committee approved the annual incentive cash multiplier pursuant to the plan’s formula, which yielded an annual incentive cash multiplier of 141%, calculated as follows:

Absolute Financial Component	Relative Financial
($ in millions)	Component	Operational Component	Scoring	Multiplier
$11,672	(1% + (.761%))	Architecture/Platforms	27.25
$6,299	(1% + (.297%))	Manufacturing/Technology	25.25
		Growth and Execution	24.80
		Customer Orientation	25.75
		TOTAL	103.05

185.3%	135.8%		103.1%	424%÷3 = 141%

The committee, using its discretion, elected to make positive individual performance adjustments for the majority of the listed officers. The following table details the annual incentive cash payments for each listed officer.

	2010 Annual	2009 Annual
	Incentive Cash	Incentive Cash	2009 to 2010
Listed Officer	Payment ($)	Payment ($)	Increase (%)
Paul S. Otellini	6,524,000	5,110,000	28
Stacy J. Smith	1,484,000	1,131,500	31
Andy D. Bryant	2,180,500	1,800,100	21
David Perlmutter(1)	1,738,700	1,327,200	31
A. Douglas Melamed(2)	1,780,000	n/a	n/a

(1)	Mr. Perlmutter receives his cash compensation in Israeli shekels. The amounts reported above in “2010 Annual Incentive Cash Payment” were converted to U.S. dollars at a rate of 3.59 shekels per dollar, calculated as of December 25, 2010, and the amounts for 2009 were converted to U.S. dollars at a rate of 3.80 shekels per dollar, calculated as of December 24, 2009.

(2)	Mr. Melamed was not a listed officer in 2009.

Following the calculation of the annual incentive cash multiplier under the EOIP and the broad-based employee incentive cash plan, it was determined that the company would recognize certain charges in the fourth quarter of 2010, primarily due to a design issue with the Intel® 6 Series Express Chipset family and the related tax impacts of those charges. Taking the charges into account would have resulted in a 1 percentage point decrease to the annual incentive cash multiplier, from 141% to 140%. The Compensation Committee, after reviewing the data, decided that the 1 percentage point decrease was not significant enough to recalculate the 2010 annual incentive cash payments for all the eligible employees, including the listed officers. Rather, the committee may take this into account when calculating the executive officers’ annual incentive cash multiplier for 2011.

Semiannual Incentive Cash Payments

Intel’s executive officers participate in a company-wide, semiannual incentive cash plan that calculates payouts based on Intel’s corporate profitability, which links compensation to financial performance. Payouts are communicated as a number of extra days of compensation, with executive officers normally receiving the same number of extra days as other employees. Plan payments earned in 2010 totaled 26.4 days of compensation per employee, up from 16.7 days in 2009 for eligible employees and 14.7 days for executive officers. This total includes two days of compensation resulting from Intel’s achievement of its customer satisfaction goals in 2010. In 2010, semiannual incentive cash payments represented 5% or less of listed officers’ total performance-based cash compensation.

2010 Special Bonus

The Compensation Committee granted the listed officers the same special bonus that all eligible employees received for their contribution to achieving an Intel milestone: Intel’s first year when revenue exceeded $40 billion. The special bonus, calculated in the same manner as the semiannual incentive cash plan, totaled an extra three days of compensation.

Equity Awards

The Compensation Committee and management believe that equity compensation is a critical component of a total direct compensation package that helps Intel recruit, retain, and motivate the employees needed for the present and future success of the company. Most equity grants occur in connection with the annual performance review and compensation adjustment cycle. Intel uses pre-established quarterly dates for the formal granting of equity awards during the year. With limited exceptions, these dates typically occur shortly after publication of Intel’s quarterly earnings releases. The committee determines the amount of equity grants based on its subjective consideration of factors such as relative job scope, expected future contributions to the growth and development of the company, and the competitiveness of grants relative to the peer group. When evaluating future contributions, the committee projects the value of the executive officer’s future performance based on the executive officer’s expected career development. The equity grants are meant to motivate the executive officer to stay at Intel and deliver the expected future performance.

Listed officers received a variety of forms of equity awards during 2010, including OSUs, RSUs, and stock options. The following table illustrates grant date fair values of the equity awards that each listed officer received in 2010 and 2009.

		2010	2009	Change
Listed Officer	Type of Equity Award	($)	($)	(%)
Paul S. Otellini	OSUs and Options	7,319,000	7,866,000	(7)

Stacy J. Smith	OSUs	2,169,500	2,324,900	(7)
	Investment Grant (Options)	577,100	581,200	(1)
	Executive Long-Term Equity Awards (Options and RSUs)	351,300	275,500	28

Andy D. Bryant	OSUs	2,799,400	3,000,000	(7)
	Investment Grant (Options)	744,600	750,000	(1)
	Special RSU Award(1)	1,802,400	n/a	n/a

David Perlmutter	OSUs	2,799,400	3,000,000	(7)
	Investment Grant (Options)	744,600	750,000	(1)
	Executive Long-Term Equity Awards (Options and RSUs)	641,200	294,900	117

A. Douglas Melamed	OSUs	933,000	n/a	n/a
	New Hire RSUs(2)	1,409,200	n/a	n/a
	New Hire Options(2)	496,400	n/a	n/a

(1)	Mr. Bryant was granted a special RSU award of 75,000 shares, vesting monthly over three years. The committee made this special grant in recognition of Mr. Bryant’s job scope having increased to include manufacturing in addition to the finance, human resources, and information technology functions for which he previously had responsibility, as well as his work on strategy and litigation matters.

(2)	Mr. Melamed’s new hire options vest ratably over four years, with acceleration of the last year’s portion of the award if he leaves Intel after three years, and his new hire RSUs vest ratably over three years.

Outperformance Stock Unit (OSU) Awards. In 2010, the listed officers continued to receive the majority of their equity award value in the form of OSUs, except for Mr. Melamed, who also received new hire awards. OSUs are performance-based RSUs. The number of shares of Intel common stock that the executive officer receives at vesting will range from 33% to 200% of the nominal amount of OSUs granted to the executive officer. The performance measurement period for an OSU is three years, and the performance metric is relative three-year TSR. TSR is a measure of stock price appreciation plus any dividends paid during the performance period. The median TSR is calculated for the 15 technology companies included in our peer group for determining executive compensation (as discussed below under “2010 External Competitive Considerations”), and for the companies included in the S&P 100 (excluding Intel). The average of those two median TSR results is used in our OSU program calculation. If Intel under-performs the peer group, the percentage at which the OSUs convert into shares will be reduced from 100%, at a rate of two to one (two-percentage-point reduction in units for each percentage point of under-performance), with a minimum percentage of 33%. If Intel outperforms the peer group, the percentage at which the OSUs convert to shares will be increased from 100%, at a rate of three to one (three-percentage-point increase in units for each percentage point of over-performance), with a maximum percentage of 200%. The OSUs generally cliff vest in three years and one month from the grant date, which is one month after the end of the performance period. At the end of the vesting period, the earned units will convert to Intel common stock, and dividend equivalents will be paid on the shares that are earned and vested in the form of additional shares of Intel common stock at a rate equal to the dividends that were payable over the performance period on the number of shares issued.

The committee determined to use OSUs as the primary equity vehicle for listed officers because they reflect a balance between stock options and RSUs: they are performance-based and present significant upside potential for superior stock price performance comparable to that of stock options, but share some attributes of traditional RSUs by offering some value to the recipient even if the stock price declines over the three-year measurement period. For more information on how OSUs are earned, see the Grants of Plan-Based Awards in Fiscal Year 2010 table in “Executive Compensation.”

The 2010 OSU awards were intended to have a grant date fair value approximately equal to the 2009 awards, but the actual grant date fair value decreased slightly due to stock price changes between the time the Compensation Committee approved the awards and the date on which they were granted, resulting in a 7% decrease in grant date fair value.

Investment Grants. In 2010, the executive officers received their second and final grant of options made as an “investment grant.” This grant was incremental to regular annual equity award grants and was intended to support Intel’s view that employees should be encouraged to hold an ownership stake in the company and that equity can serve as a useful retention tool in the mix of compensation. The investment grants for executive officers were in stock options and were set at approximately 50% of the value of the listed officers’ annual equity awards for 2009. Half of the investment grant was made to the listed officers in April 2009, and half in January 2010. The grant date fair value of the 2010 option investment grant as reported in this proxy statement varied slightly from the 2009 value based upon changes in Intel’s stock price and other factors affecting grant date valuations under applicable accounting standards. These awards will vest in equal annual installments over four years from the grant date and have a seven-year term. The CEO did not receive an investment grant but received an annual grant of options with special terms that seek to reinforce a longer term financial perspective.

Executive Long-Term Equity Awards. Historically, the Compensation Committee considered once every four years whether to grant executive long-term stock option and RSU plan (ELTSOP) awards to an executive officer; these awards had longer vesting periods and other terms that differed from the annual equity award program. Commencing in 2006, these ELTSOP awards were granted in four equal annual installments, each with a five-year cliff-vesting schedule, meaning that 100% of each of the installments vests on the fifth anniversary of the grant date.

The number of shares subject to each annual installment and the allocation between RSUs (approximately 30% of total equity award value) and stock options (approximately 70% of total) were determined in the year that the first installment was granted, based on grant date fair values (calculated in conformity with GAAP) at that time. Because the number of shares subject to each installment is fixed when the award is first established, the grant date fair value of the award as reported in dollars can vary from year to year based upon changes in Intel’s stock price and other factors affecting grant date valuations under applicable accounting standards. In 2010, Mr. Perlmutter was the only listed officer to receive a new long-term option and RSU award. Mr. Perlmutter’s 2010 long-term option and RSU grant was larger than in previous years, since his 2010 grant was set at the Executive Vice President level, whereas his previous award amounts were set in 2006 when he was a Senior Vice President. However, Mr. Perlmutter will not receive any future installments of these award amounts because the Compensation Committee terminated this program beginning in 2011.

Our Listed Officers’ 2010 Compensation

Mr. Otellini’s 2010 Compensation

In 2010, the Compensation Committee elected to hold Mr. Otellini’s base salary and annual incentive cash target flat compared to 2009. Mr. Otellini’s actual total cash compensation increased by 25% in 2010, reflecting strong corporate performance that resulted in the annual incentive cash multiplier increasing from 122% in 2009 to 141% in 2010. The committee used its discretion to increase Mr. Otellini’s 2010 annual incentive cash payment by 10% in recognition of his contribution to Intel’s financial and operational achievements in 2010. In 2010, based in part on Professor Hall’s recommendation, Mr. Otellini was granted two forms of equity awards: OSUs and stock options. Stock options are intended to reward Mr. Otellini for absolute long-term stock price appreciation and to align his interests with the interests of stockholders, while OSUs are designed to reward Mr. Otellini for TSR relative to the stockholder returns of the 15 technology companies included in Intel’s peer group and the companies included in the S&P 100 (minus Intel). Mr. Otellini was awarded 250,000 stock options and 231,680 OSUs. These were designed to have a value approximately equal to his 2009 grants, but the actual grant date fair value decreased slightly due to stock price changes between the time the committee approved the awards and the date they were granted. Based on grant date fair value, the value of Mr. Otellini’s 2010 OSU and stock option awards decreased 7% compared to 2009. The stock options vest ratably over four years, have a seven-year life, and will expire in 2017. Because of Mr. Otellini’s years of service, any unvested portion of the option would vest in full upon his retirement from Intel at age 60 or older, which is consistent with the standard retirement vesting term for options granted under the 2006 Equity Incentive Plan. However, in recognition of his long and distinguished service to Intel, the committee extended the post-retirement exercise period from the normal one year to the full remaining life of the award. Mr. Otellini, like our other executive officers, is employed at will without an employment contract; as a result, he does not have a set retirement date. The committee included the extended exercise window in the 2010 grant because it believed that the provision would better ensure that the grant provided the appropriate long-term alignment with stockholders. The decisions of a CEO can affect the company’s performance for many years, and the exercise provisions will give Mr. Otellini the opportunity to realize the benefit of actions taken today with a long-term view. The net effect of these changes was that Mr. Otellini’s total direct compensation increased 7% in 2010 compared to 2009.

Other Listed Officers’ 2010 Compensation

In 2010, the committee elected to increase Messrs. Bryant and Perlmutter’s base salaries because, based on market data, the committee believed that their base salaries were below those of our peer group for their respective positions. Their annual incentive cash targets were also increased for the year so that their total target cash increases were in line with the percentage increases for the broad-based employee population. Mr. Smith received a larger increase to his base salary and his annual incentive cash target than the other listed officers because he was recently promoted. The committee decided to hold Mr. Melamed’s base salary and annual incentive cash target flat because his compensation package, which set his base salary at the 50th percentile of the peer group, was determined in November 2009 when he was hired. In 2010, Mr. Bryant was granted a special RSU award of 75,000 shares, vesting monthly over three years. The committee made this special grant in recognition of Mr. Bryant’s job scope having increased to include manufacturing in addition to the finance, human resources, and information technology functions for which he previously had responsibility, including his work on strategy and litigation matters. As noted above, the committee exercised its discretion to provide individual performance adjustments increasing the annual incentive cash payments by up to 10%, taking into account individual contributions such as Mr. Bryant’s success with leading the Technology and Manufacturing Group and Mr. Perlmutter taking on sole leadership of the Intel Architecture Group early in 2010, as well as other elements of the listed officers’ compensation for the year.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAMS

2010 External Competitive Considerations

To assist the Compensation Committee in its review of executive compensation for 2010, Intel’s Compensation and Benefits Group provided compensation data compiled from executive compensation surveys, as well as data gathered from annual reports and proxy statements from companies that the committee has selected as a “peer group” for executive compensation analysis purposes. This historical compensation data was then adjusted in order to arrive at current-year estimates for the peer group. The committee used this data to compare the compensation of our listed officers to that of the peer group. Since the listed officers have the highest levels of responsibility for the company’s overall performance, the committee believes that these officers are in the best positions to influence the company’s performance, and accordingly should have the majority of their total direct compensation tied to performance.

The peer group includes 15 technology companies and 10 companies outside the technology industry from the S&P 100. When the peer group was created in 2007, the committee chose companies that resembled Intel in various respects, such as those that made significant investments in research and development and/or had substantial manufacturing and global operations. In addition, the committee selected companies whose three-year averages for revenue, net income, and market capitalization approximated Intel’s. The peer group includes companies with which Intel competes for talent and matches the peer group that Intel uses for measuring relative financial performance for annual incentive cash payments. As previously disclosed in August 2009, the committee approved changes to the peer group effective for 2010: Motorola, Inc. and Tyco International were removed and replaced by NVIDIA Corporation and Schlumberger Limited.

The 2010 peer group consisted of the following companies:

			Net Income	Market Capitalization
	Reported	Revenue	(Loss)	on March 3, 2011
Company	Fiscal Year	($ in billions)	($ in billions)	($ in billions)
Advanced Micro Devices, Inc.(1)	12/25/10	6.5	0.5	6.4
Apple Inc. (1)	9/25/10	65.2	14.0	331.3
Applied Materials, Inc. (1)	10/31/10	9.5	0.9	22.3
AT&T Inc.	12/31/10	124.3	19.9	166.3
Cisco Systems, Inc. (1)	7/31/10	40.0	7.8	102.4
Dell Inc. (1)	1/28/11	61.5	2.6	30.3
The Dow Chemical Company	12/31/10	53.7	2.0	44.3
EMC Corporation(1)	12/31/10	17.0	1.9	56.6
General Electric Company	12/31/10	150.2	11.3	220.3
Google Inc.(1)	12/31/10	29.3	8.5	196.0
Hewlett-Packard Company(1)	10/31/10	126.0	8.8	94.3
International Business Machines Corporation(1)	12/31/10	99.9	14.8	199.4
Johnson & Johnson	1/2/11	61.6	13.3	167.0
Merck & Co., Inc.	12/31/10	46.0	0.9	102.0
Microsoft Corporation(1)	6/30/10	62.5	18.8	220.1
NVIDIA Corporation(1)	1/30/11	3.5	0.3	12.2
Oracle Corporation(1)	5/31/10	26.8	6.1	166.9
Pfizer Inc.	12/31/10	67.8	8.3	158.4
Qualcomm Incorporated(1)	9/26/10	11.0	3.2	96.7
Schlumberger Limited	12/31/10	27.4	4.3	126.4
Texas Instruments Incorporated(1)	12/31/10	14.0	3.2	42.9
United Parcel Service, Inc.	12/31/10	49.5	3.5	72.8
United Technologies Corporation	12/31/10	54.3	4.4	77.2
Verizon Communications Inc.	12/31/10	106.6	2.5	102.8
Yahoo! Inc.(1)	12/31/10	6.3	1.2	22.1
Intel 2010	12/25/10	43.6	11.5	119.6
Intel 2010 Percentile		44%	80%	60%

(1)	Indicates a company that we include as one of the 15 technology companies in the peer group.

Individual Performance Reviews

The Compensation Committee reviews the details on how each executive officer, including the CEO, performs in the following categories:

•	Strategic Capability. How well does the executive officer identify and develop relevant business strategies and plans?

•	Execution. How well did the executive officer execute strategies and plans?

•	Leadership Capability. How well does the executive officer lead and develop the organization and people?

The CEO makes a recommendation to the Compensation Committee on the base salary, annual incentive cash targets, and equity awards for each executive officer other than himself, based on his assessment of each executive officer’s performance during the year and the CEO’s review of compensation data gathered from compensation surveys. For more information on the responsibilities and activities of the Compensation Committee, including the processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Report of the Compensation Committee,” and “Executive Compensation” in this proxy statement, and the Compensation Committee’s charter.

The CEO documents each executive officer’s performance during the year, detailing accomplishments, areas of strength, and areas for development. The CEO bases his evaluation on his knowledge of each executive officer’s performance, an individual self-assessment completed by each executive officer, and feedback provided by each executive officer’s direct reports. The CEO also reviews the compensation data gathered from compensation surveys and makes a recommendation to the committee on base salary, annual incentive cash target, and equity awards for each executive officer other than himself. Intel’s Director of Human Resources and the Compensation and Benefits Group assist the CEO in developing the executive officers’ performance reviews and reviewing the market compensation data to determine the compensation recommendations. Executive officers do not propose or seek approval for their own compensation.

The CEO’s annual performance review is developed by the independent directors acting as a committee of the whole Board. For the CEO’s review, formal input is received from the independent directors, including the Chairman, and senior management. The CEO also submits a self-assessment focused on pre-established objectives agreed upon with the Board. The independent directors meet as a group in executive session to prepare the review, which is completed and presented to the CEO. This evaluation is used by the committee to determine the CEO’s base salary, annual incentive cash target, and equity awards.

Wealth Accumulation Analysis

The Compensation Committee reviews the equity and retirement compensation from Intel that the executive officer could potentially receive over the next 10 years, under scenarios of continuing employment, termination, and retirement. The goal of the analysis is to allow the committee to see how current equity grants and retirement contributions may affect future wealth accumulation. To date, the amount of past equity grants and retirement contributions, including amounts realized or realizable from prior equity awards, has generally not been a significant factor in the committee’s considerations.

Post-Employment Compensation Arrangements

Intel provides limited post-employment compensation arrangements to executive officers, including the listed officers, consisting of an employee-funded 401(k) savings plan, a discretionary company-funded retirement contribution plan, and a company-funded pension plan, each of which is tax-qualified and available to substantially all U.S. employees; and a non-tax-qualified supplemental deferred compensation plan for highly compensated employees.

The Compensation Committee allows the listed officers to participate in these plans to encourage the officers to save for retirement and to assist the company in retaining the listed officers. The deferred compensation plan is intended to promote retention by giving employees an opportunity to save in a tax-efficient manner. The terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the United States. Each plan other than the pension plan results in individual participant balances that reflect a combination of amounts contributed by the company or deferred by the employee, amounts invested at the direction of either the company or the employee, and the continuing reinvestment of returns until the accounts are distributed.

Intel does not make matching contributions based on the amount of employee contributions under any of these plans. The retirement contribution plan consists of a discretionary cash contribution determined annually by the committee for executive officers, and by the CEO for other employees. These contribution percentages have historically been the same for executive officers and other employees. For 2010, Intel’s discretionary contribution (including allocable forfeitures) to the retirement contribution plan for all eligible U.S. employees, including executive officers, equaled 6% of eligible salary (which included annual and semiannual incentive cash payments as applicable). To the extent that the amount of the contribution is limited by the tax code, Intel credits the additional amount to the non-qualified deferred compensation plan. Intel invests all of its contributions to the retirement contribution plan in a diversified portfolio.

Because the listed officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the plan are not included in the Summary Compensation table, but are included in the Non-Qualified Deferred Compensation table (see “Executive Compensation”). The notional investment options available under the non-qualified plan are the same investment options that are available in the 401(k) savings plan.

The benefit provided to listed officers who participate in the pension plan consists of a tax-qualified arrangement that offsets amounts that otherwise would be paid under the non-qualified deferred compensation plan described above. Each participant’s tax-qualified amount in this arrangement was established based on a number of elements, including the participant’s non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that take into consideration age and other factors, and limits set by Intel for equitable administration.

Personal Benefits

The Compensation Committee supports the goal of management to maintain an egalitarian culture in its facilities and operations. Intel does not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging or defraying the cost of personal entertainment or family travel. The company provides air and other travel for Intel’s executive officers for business purposes only. Intel’s company-operated aircraft hold approximately 40 passengers and are used in regularly scheduled routes between Intel’s major U.S. facility locations, and Intel’s use of non-commercial aircraft on a time-share or rental basis is limited to appropriate business-only travel. Intel’s health care, insurance, and other welfare and employee benefit programs are essentially the same for all eligible employees, including executive officers, although the details of the programs, eligibility, and cost sharing may vary by country or local market practice. Intel shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. Intel’s employee loan programs are not available to its executive officers. Intel has no outstanding loans of any kind to any of its executive officers.

Corporate Officer Stock Ownership Guidelines

Because the committee believes in linking the interests of management and stockholders, the Board has set stock ownership guidelines for Intel’s executive officers. The ownership guidelines specify a number of shares that Intel’s executive officers must accumulate and hold within five years of appointment or promotion as an executive officer. The following table lists the specific share requirements. Stock options and unvested RSUs and OSUs do not count toward satisfying these ownership guidelines.

Each of Intel’s listed officers had either satisfied these ownership guidelines or had time remaining to do so as of December 25, 2010.

			Executive Vice	Senior Vice
	CEO	CFO	President	President	Vice President
Minimum Number of Shares	250,000	125,000	100,000	65,000	35,000

Intel Policies Regarding Derivatives or “Short Sales”

Intel prohibits directors, listed officers, and other senior employees from investing in derivative securities of Intel common stock and engaging in short sales or other short-position transactions in Intel common stock. This policy does not restrict ownership of company-granted awards, such as employee stock options, RSUs, OSUs and publicly traded convertible securities issued by Intel.

Intel Policies Regarding Claw-backs

Intel’s 2007 Executive Officer Incentive Plan and 2006 Equity Incentive Plan include provisions for seeking the return (claw-back) from executive officers of incentive cash payments and stock sale proceeds in the event that they had been inflated due to financial results that later had to be restated. The 2007 Executive Officer Incentive Plan and 2006 Equity Incentive Plan, as amended, were approved by stockholders and were included in the proxy statements for the 2007 and 2009 annual meetings, respectively, both of which can be found at www.intc.com/annualsArchive.cfm. The 2006 Equity Incentive Plan as proposed to be amended is included as Exhibit A of this proxy statement.

Tax Deductibility

Section 162(m) of the tax code places a limit of $1 million on the amount of compensation that Intel may deduct in any one year with respect to its CEO and each of the next three most highly compensated executive officers (excluding the CFO). Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Intel structured its 2006 Equity Incentive Plan with the intention that stock options awarded under the plan would qualify for tax deductibility. However, in order to maintain flexibility and promote simplicity in the administration of these arrangements, other compensation, such as RSUs, OSUs, and annual and semiannual incentive cash payments, are not designed to qualify for tax deductibility above the tax code Section 162(m) $1 million limitation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Intel’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our CEO, Paul S. Otellini, and our CFO, Stacy J. Smith. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Intel’s 2010 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.

Compensation Committee
David S. Pottruck, Chairman
John J. Donahoe
David B. Yoffie

EXECUTIVE COMPENSATION

The following table lists the annual compensation for fiscal years 2010, 2009, and 2008 of our CEO, CFO, and our three other most highly compensated executive officers in 2010 (referred to as listed officers).

2010 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)	($)	($)	($)	($)	($)
Paul S. Otellini	2010	1,000,000	30,400	6,236,800	1,082,200	6,790,000	131,000	382,100	15,652,500
President	2009	1,000,000	—	6,684,000	1,182,000	5,251,500	174,000	290,400	14,581,900
Chief Executive Officer	2008	1,000,000	—	4,343,100	2,881,800	3,873,300	—	309,600	12,407,800

Stacy J. Smith	2010	475,000	10,400	2,281,700	816,200	1,575,000	55,000	100,600	5,313,900
Senior Vice President	2009	425,000	—	2,391,700	789,900	1,174,800	74,000	82,100	4,937,500
Chief Financial Officer	2008	425,000	—	808,700	1,657,800	871,500	—	85,900	3,848,900

Andy D. Bryant	2010	520,000	12,800	4,601,800	744,600	2,292,300	135,000	144,600	8,451,100
Executive Vice President,	2009	500,000	—	3,000,000	750,000	1,857,300	178,000	107,800	6,393,100
Technology, Manufacturing, and Enterprise Services Chief Administrative Officer	2008	500,000	—	894,100	1,729,100	1,311,000	—	130,900	4,565,100

David Perlmutter(2)	2010	506,200	11,200	3,002,300	1,182,900	1,837,000	221,600	398,100	7,159,300
Executive Vice President	2009	453,900	—	3,051,400	993,500	1,376,600	145,600	389,700	6,410,700
and General Manager, Intel Architecture Group	2008	446,100	—	980,300	2,083,100	1,021,100	280,400	311,000	5,122,000

A. Douglas Melamed(3)	2010	600,000	12,600	2,342,200	496,400	1,887,500	—	21,500	5,360,200
Senior Vice President
General Counsel

Total	2010	3,101,200	77,400	18,464,800	4,322,300	14,381,800	542,600	1,046,900	41,937,000
	2009	2,378,900	—	15,127,100	3,715,400	9,660,200	571,600	870,000	32,323,200
	2008	2,371,100	—	7,026,200	8,351,800	7,076,900	280,400	837,400	25,943,800

(1)	This was a special bonus paid to all eligible employees, including the listed officers, for their contribution in achieving an Intel milestone: Intel’s first year when revenue exceeded $40 billion. This special bonus is equivalent to three days of compensation.

(2)	Mr. Perlmutter receives his cash compensation in Israeli shekels. The amounts reported above in the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” and certain amounts within the “All Other Compensation” columns were converted to U.S. dollars using a rate of 3.59 shekels per dollar, calculated as of December 25, 2010 for 2010; 3.80 shekels per dollar, calculated as of December 24, 2009 for 2009; and 3.87 shekels per dollar, calculated as of December 26, 2008 for 2008. In 2009, Mr. Perlmutter received an additional $10,800 for relocation that was not previously reported due to the late timing of a supplier invoice; this amount has been added to the table above.

(3)	Mr. Melamed was hired in November 2009 and was not a listed officer in fiscal year 2009 or 2008.

Total Compensation. Total compensation as reported in the Summary Compensation table increased 13% from 2009 to 2010 for listed officers (excluding Mr. Melamed, who was not a listed officer in fiscal year 2009 or 2008), primarily because of increases in payouts under our performance-based cash compensation.

Equity Awards. Under SEC rules, the values reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation table reflect the aggregate grant date fair value of grants of stock options and stock awards to each of the listed officers in the years shown.

We calculate the grant date fair value of stock options using the Black-Scholes option pricing model. Because we do not pay or accrue dividends or dividend-equivalent amounts on unvested RSUs, we calculate the grant date fair value of an RSU by taking the value of Intel common stock on the date of grant and reducing it by the present value of dividends expected to be paid on Intel common stock before the RSU vests. The grant date fair values of OSUs are provided to us by Radford, an AonHewitt consulting company.

The following table includes the assumptions used to calculate the aggregate grant date fair value of awards reported for 2010, 2009, and 2008 on a grant-date by grant-date basis.

		Assumptions
				Risk-Free
			Expected	Interest	Dividend
		Volatility	Life	Rate	Yield
Grant Date		(%)	(Years)	(%)	(%)
1/17/08		38	7.5	3.6	2.6
4/17/08		34	4.8	2.9	2.5
1/23/09		51	7.5	2.7	4.2
4/16/09		46	4.8	1.6	3.5
1/22/10		30	5.1	2.0	3.1
4/15/10	(1)	n/a	n/a	0.8	2.6

(1)	RSUs were the only awards granted on this date; therefore, the “volatility” and “expected life (years)” assumptions were not applicable.

Non-Equity Incentive Plan Compensation. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table include annual incentive cash payments made under the EOIP and semiannual incentive cash payments. The allocation of payments was as follows:

			Semiannual
		Annual Incentive	Incentive Cash	Total Incentive
		Cash Payments	Payments	Cash Payments
Name	Year	($)	($)	($)
Paul S. Otellini	2010	6,524,000	266,000	6,790,000
	2009	5,110,000	141,500	5,251,500
	2008	3,724,000	149,300	3,873,300

Stacy J. Smith	2010	1,484,000	91,000	1,575,000
	2009	1,131,500	43,300	1,174,800
	2008	824,600	46,900	871,500

Andy D. Bryant	2010	2,180,500	111,800	2,292,300
	2009	1,800,100	57,200	1,857,300
	2008	1,250,200	60,800	1,311,000

David Perlmutter	2010	1,738,700	98,300	1,837,000
	2009	1,327,200	49,400	1,376,600
	2008	970,900	50,200	1,021,100

A. Douglas Melamed	2010	1,780,000	107,500	1,887,500

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts reported represent the actuarial increase in the pension plan arrangement (other than for Mr. Perlmutter and Mr. Melamed). Since the benefit that executive officers have in the tax-qualified pension plan arrangement is a fixed dollar amount payable at age 65, year-to-year differences in the present value of the accumulated benefit arise solely from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. The listed officers (other than Mr. Perlmutter and Mr. Melamed) had an overall increase in 2010 because the interest rate used to calculate present value decreased from 6.1% for 2009 to 5.8% for 2010. They had an overall increase in 2009 because the interest rate decreased from 6.7% for 2008 to 6.1% for 2009. Mr. Perlmutter participates in a pension savings plan and a severance plan for Israeli employees, which are explained further in “Retirement Plans for Mr. Perlmutter” following the Pension Benefits for Fiscal Year 2010 table. The changes in pension value reported above in the Summary Compensation table are the increases in the balance of the pension savings plan (less Mr. Perlmutter’s contributions) and the increase in the actuarial value for the severance plan. Mr. Melamed was not eligible to participate in the pension plan until January 1, 2011.

All Other Compensation. The amounts in the “All Other Compensation” column of the Summary Compensation table include tax-qualified discretionary company contributions to the retirement contribution plan, discretionary company contributions credited under the retirement contribution component of the non-qualified deferred compensation plan, matching charitable contributions from the Intel Foundation, and payments in connection with listed officer relocations, as detailed in the table below. Amounts included in the “Retirement Plan Contributions” and “Deferred Compensation Plan Contributions” columns will be paid to the listed officers only upon the latest to occur: retirement, termination, disability, death, or reaching age 70 1/2.

			Deferred	Matching
		Retirement Plan	Compensation	Charitable	Relocation	Total All Other
		Contributions	Plan Contributions	Contributions	Payments	Compensation
Name	Year	($)	($)	($)	($)	($)
Paul S. Otellini	2010	14,700	364,900	2,500	—	382,100
	2009	14,700	275,700	—	—	290,400
	2008	13,800	285,800	10,000	—	309,600

Stacy J. Smith	2010	14,700	85,900	—	—	100,600
	2009	14,700	62,400	5,000	—	82,100
	2008	13,800	70,600	1,500 (1)	—	85,900

Andy D. Bryant	2010	14,700	129,900	—	—	144,600
	2009	14,700	93,100	—	—	107,800
	2008	13,800	117,100	—	—	130,900

David Perlmutter(2)	2010	—	—	—	398,100	398,100
	2009	—	—	—	389,700 (3)	389,700
	2008	—	—	—	311,000	311,000

A. Douglas Melamed	2010	—	—	—	21,500	21,500

(1)	In 2008, the Intel Foundation made a matching charitable contribution on behalf of Mr. Smith in the amount of $1,500, not $4,100 as previously reported; we have subtracted $2,600 from the amount reported for him in 2008 in the “All Other Compensation” column of the Summary Compensation table.

(2)	In 2006, Mr. Perlmutter relocated to the United States from Israel with an original assignment for a two-year period, which has been extended until August 2011. Since this is a temporary assignment, Mr. Perlmutter is receiving a two-way relocation package. This package contains the same elements as a standard Intel employee relocation package. Intel’s relocation packages include monetary allowances and moving services to help employees relocate. The packages are designed to meet the business needs of Intel and the personal needs of Intel employees and their families. Relocation packages apply to all employees, based on set criteria such as duration of the assignment, destination for the assignment, family size, and other needs as applicable.

(3)	In 2009, Mr. Perlmutter received an additional $10,800 for relocation that was not reported due to the late timing of a supplier invoice.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table presents equity awards granted under the 2006 Equity Incentive Plan and awards granted under our annual and semiannual incentive cash plans in 2010.

									All
									Other			Closing	Grant
									Stock		Exercise	Market	Date Fair
				Estimated Future					Awards:	All Other	or Base	Price	Value of
				Payouts Under Non-Equity		Estimated Future Payouts Under			Number	Option	Price of	on	Stock
				Incentive Plan Awards		Equity Incentive Plan Awards(1)			of	Awards:	Option	Grant	and
									Shares	Securities	Awards	Date	Option
		Grant	Approval	Target	Maximum	Minimum	Target	Maximum	of Stock	Underlying	($/Sh)	($/Sh)	Awards
Name	Award Type	Date	Date	($)(2)	($)	(#)	(#)	(#)	or Units (#)	Options (#)	(3)	(3)	($)(4)
Paul S. Otellini	Stock Option	1/22/10	1/20/10							250,000	20.30	19.91	1,082,200
	OSU	1/22/10	1/20/10			76,454	231,680	463,360					6,236,800
	Annual Cash			4,200,000	10,000,000
	Semiannual Cash			266,000

Stacy J. Smith	Long-Term Option	1/22/10	1/20/10							45,000	20.30	19.91	239,100
	Long-Term RSU	1/22/10	1/20/10						6,500				112,200
	Investment Option	1/22/10	1/20/10							133,310	20.30	19.91	577,100
	OSU	1/22/10	1/20/10			26,595	80,590	161,180					2,169,500
	Annual Cash			1,050,000	10,000,000
	Semiannual Cash			91,000

Andy D. Bryant	Investment Option	1/22/10	1/20/10							172,020	20.30	19.91	744,600
	OSU	1/22/10	1/20/10			34,317	103,990	207,980					2,799,400
	Special RSU	4/15/10	4/06/10						75,000				1,802,400
	Annual Cash			1,470,000	10,000,000
	Semiannual Cash			111,800

David Perlmutter	Long-Term Option	1/22/10	1/20/10							82,500	20.30	19.91	438,300
	Long-Term RSU	1/22/10	1/20/10						11,750				202,900
	Investment Option	1/22/10	1/20/10							172,020	20.30	19.91	744,600
	OSU	1/22/10	1/20/10			34,317	103,990	207,980					2,799,400
	Annual Cash			1,125,000	10,000,000
	Semiannual Cash			98,300

A. Douglas Melamed	New Hire Option	1/22/10	1/20/10							114,680	20.30	19.91	496,400
	New Hire RSU	1/22/10	1/20/10						73,890				1,409,200
	OSU	1/22/10	1/20/10			11,438	34,660	69,320					933,000
	Annual Cash			1,200,000	10,000,000
	Semiannual Cash			107,500

(1)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target, and maximum number of OSUs that could be received by each listed officer, excluding dividend equivalents.

(2)	Amounts reported as “Target” are the listed officer’s annual incentive cash target.

(3)	The exercise price was determined based on the average of the high and low price of Intel common stock on the grant date, while the market price on the grant date is the closing price of our common stock on that date.

(4)	The grant date fair value is generally the amount that Intel would expense in its financial statements over the award’s service period but does not include a reduction for forfeitures.

Stock Options. Mr. Otellini’s stock options vest in 25% annual increments beginning one year from the date of grant. The stock options expire seven years from the date of grant and have an exercise price of no less than 100% of the market value of Intel common stock on the date of grant. Also, upon retirement, Mr. Otellini may exercise his stock options for the full remaining life of the award.

Long-Term Options and Long-Term RSUs. These ELTSOP awards generally have a five-year cliff-vesting schedule, meaning that 100% of the grant vests on the fifth anniversary of the date that the awards are granted. These long-term stock options generally expire 10 years from the grant date.

Investment Grants (Options). The investment grants (options) vest equally over four years from the grant date and have a seven-year term.

OSUs. OSUs have a three-year performance period from the grant date, and a 37-month vesting schedule, meaning that the performance metrics are measured over the first 36 months, and then the number of corresponding shares are awarded and vested on the 37th month. The number of shares of Intel common stock to be received at vesting will range from 33% to 200% of the target amount, based on TSR on Intel common stock measured against the benchmark TSR of a peer group over a three-year period. TSR is a measure of stock price appreciation plus any dividends paid during this performance period. Dividend equivalents are only payable over the performance period on the number of shares of Intel common stock earned, and they will be paid in the form of additional shares of Intel common stock.

Annual Cash. Annual incentive cash payments are made under the EOIP. The Compensation Committee sets the incentive cash target amount under the EOIP annually as part of the annual performance review and compensation adjustment cycle, and this incentive cash target amount is then multiplied by the annual incentive cash multiplier calculated after the end of the year based on the average of three corporate performance components. This plan mirrors the broad-based plan for employees, with the added feature of an individual performance adjustment.

Each corporate performance component is targeted around a score of 100%, with a minimum score of zero. The committee may adjust Intel’s net income based on qualifying criteria selected by the committee in its sole discretion, as described in the plan. The methodology used to calculate Intel’s adjusted net income for both absolute and relative financial performance is the same. Further details on each component follow:

•	Absolute Financial Component. To determine absolute financial performance, Intel’s current-year adjusted net income is divided by Intel’s average adjusted net income over the previous three years. Due to historical volatility in earnings, the committee decided to use a rolling three-year average in the denominator so that Intel does not over- or under-compensate executive officers based on volatility in earnings. Through this component, the committee rewards executive officers for sustained performance. In 2010, Intel’s adjusted net income was 85% higher than the trailing three-year adjusted average.

•	Relative Financial Component. To determine relative financial performance, the committee compares Intel’s annual adjusted net income growth relative to the market comparator group. To determine Intel’s performance relative to the market comparator group, Intel’s adjusted net income percentage growth (plus one) is divided by the simple average (with each group weighted equally) of the annual adjusted net income percentage growth for the S&P 100 (excluding Intel) and the 15 technology companies included in Intel’s peer group (plus one). There is some overlap in the S&P 100 and the 15 technology companies that we have identified (described above in “Compensation Discussion and Analysis; 2010 External Competitive Considerations”). We have done this intentionally to provide slightly more weighting to the company’s relative performance compared to the technology companies that are also in the S&P 100. Through this component, the committee rewards executive officers for how well Intel performs compared to a broader market. In 2010, the relative component was 135.8% for Intel’s performance relative to the market’s performance, on a non-GAAP basis. This year the market experienced a healthy growth of approximately 30% for our peer group of S&P 100 and the 15 technology companies included in Intel’s peer group, yet we still beat the market with our adjusted net income growth.

•	Operational Component. Each year, the Compensation Committee approves operational goals and their respective success criteria for measuring operational performance. The operational goals typically link to company performance in several key areas, including financial performance, product design/development roadmaps, manufacturing/cost/productivity improvements, and customer satisfaction. For 2010, the committee approved 25 operational goals, allocated and grouped into the categories described in the following table, with weightings that total 99 points. The goals and success measures are defined within the first 90 days of the performance period. The scoring for each goal ranges from 0% to 125% based on the level of achievement reflected in Intel’s confidential internal annual business plan. The results are summed and divided by 99, so that the final operational score is between 0% and 125%. The operational goals selected by the committee are also used in the broad-based employee annual incentive cash plan and are prepared each year as part of the annual planning process for the company, so that all employees are focused on achieving the same company-wide operational results. These operational goals are derived from a process for tracking and evaluating performance; however, some goals have non-quantitative measures that require some degree of subjective evaluation. Over the past five years, operational goals have scored between 87.9% and 107.1%, with an average result of 99.8%. The operational goals are intended to be a practical and realistic estimate of the coming year based on the data, projections, and analyses that Intel uses in its planning processes. The scores for the year, representing Intel’s achievement of the year’s operational goals, are calculated by senior management and are reviewed and approved by the committee. The company scored 103.1% on its operational goals in 2010, a slight increase compared to 100.4% in 2009.

2010 Operational Goal Categories

Architecture/Platforms – 24 points	Customer Orientation – 25 points
• Next-generation product development	•	Improved roadmap flexibility, delivery performance,
• Graphics leadership		and response rates
	•	Growth in brand leadership

Manufacturing/Technology – 25 points	Growth and Execution – 25 points

• Factory performance and costs	•	Revenue goals
• Process technology milestones	•	Growth businesses on track

Semiannual Cash. Semiannual cash awards are made under a broad-based plan based on Intel’s profitability. Listed officers and other eligible employees receive 0.65 days of compensation for every two percentage points of corporate pretax margin, or a payment expressed as days of compensation based on 4.5% of net income divided by the current value of a worldwide day of compensation, whichever is greater. We pay up to an additional two days of compensation for each performance year if Intel achieves its customer satisfaction goals. Because benefits are determined under a formula and the committee does not set a target amount under the plan, under SEC rules the target amounts reported in the table above are the amounts earned in 2010.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table provides information with respect to outstanding equity awards held by the listed officers as of December 25, 2010. Unless otherwise specified, equity awards vest at a rate of 25% per year on each of the first four anniversaries of the grant date. Market value for stock options is calculated by taking the difference between the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year ($20.84 on December 23, 2010) and the option exercise price, and multiplying it by the number of outstanding options. Market value for stock awards (RSUs and OSUs) is determined by multiplying the number of shares by the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year.

	Option Awards							Stock Awards
											Equity	Equity
											Incentive	Incentive
											Plan	Plan
											Awards:	Awards:
											Number	Market
											of	or Payout
										Market	Unearned	Value of
									Number of	Value	Shares,	Unearned
		Number of	Number of						Shares	of Shares	Units, or	Shares,
		Securities	Securities						or Units of	or Units of	Other	Units, or
		Underlying	Underlying				Market		Stock	Stock	Rights	Other
		Unexercised	Unexercised		Option		Value of		That Have	That Have	That Have	Rights That
		Options	Options		Exercise	Option	Unexercised		Not	Not	Not	Have Not
	Grant	Exercisable	Unexercisable		Price	Expiration	Options	Grant	Vested	Vested	Vested	Vested
Name	Date	(#)	(#)		($)	Date	($)	Date	(#)	($)	(#)(1)	($)
Paul S. Otellini	3/21/01	49,586	—		25.69	3/21/11	—	4/19/07	11,250	234,500
	4/10/01	108,000	—		24.23	4/10/11	—	4/17/08	150,000 (6)	3,126,000
	10/31/01	200,000	—		24.37	10/31/11	—	4/17/08	35,000	729,400
	4/9/02	664,000	—		29.33	4/9/12	—	4/16/09			300,000	6,252,000
	1/22/03	300,000	300,000	(2)	16.42	1/22/13	2,652,000	1/22/10			231,680	4,828,200
	4/22/03	300,000	—		18.63	4/22/13	663,000
	4/15/04	300,000	—		27.00	4/15/14	—
	2/2/05	200,000	200,000	(3)	22.63	2/2/15	—
	4/21/05	500,000	—		23.16	4/21/12	—
	4/21/06	520,000	—		19.51	4/21/13	691,600
	1/18/07	—	700,000	(4)	20.70	1/18/17	98,000
	4/19/07	390,000	130,000		21.52	4/19/14	—
	4/17/08	250,000	250,000		22.11	4/17/15	—
	4/16/09	62,500	187,500		15.67	4/16/16	1,292,500
	1/22/10	—	250,000		20.30	1/22/17	135,000

Total		3,844,086	2,017,500				5,532,100		196,250	4,089,900	531,680	11,080,200

Stacy J. Smith	3/21/01	4,350	—		25.69	3/21/11	—	1/18/07	6,500 (7)	135,500
	4/10/01	13,320	—		24.23	4/10/11	—	4/19/07	5,750	119,800
	10/31/01	10,800	—		24.37	10/31/11	—	1/17/08	6,500 (7)	135,500
	11/27/01	15,000	—		31.95	11/27/11	—	4/17/08	16,750	349,100
	4/9/02	5,000	—		29.33	4/9/12	—	1/23/09	6,500 (7)	135,500
	4/15/04	16,500	—		27.00	4/15/14	—	4/16/09			104,350	2,174,700
	7/15/04	6,000	—		23.36	7/15/14	—	1/22/10			80,590	1,679,500
	10/14/04	15,000	—		20.75	10/14/14	1,500	1/22/10	6,500 (7)	135,500
	4/21/05	40,800	—		23.16	4/21/12	—
	4/21/06	22,500	—		19.51	4/21/13	29,900
	1/18/07	—	45,000	(5)	20.70	1/18/17	6,300
	4/19/07	120,000	40,000		21.52	4/19/14	—
	1/17/08	—	45,000	(5)	19.63	1/17/18	54,500
	4/17/08	117,500	117,500		22.11	4/17/15	—
	1/23/09	—	45,000	(5)	12.99	1/23/19	353,300
	4/16/09	—	92,205		15.67	4/16/16	476,700
	1/22/10	—	133,310		20.30	1/22/17	72,000
	1/22/10	—	45,000	(5)	20.30	1/22/20	24,300

Total		386,770	563,015				1,018,500		48,500	1,010,900	184,940	3,854,200

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
										Number	Market
										of	or Payout
									Market	Unearned	Value of
								Number of	Value	Shares,	Unearned
		Number of	Number of					Shares	of Shares	Units, or	Shares,
		Securities	Securities					or Units of	or Units of	Other	Units, or
		Underlying	Underlying			Market		Stock	Stock	Rights	Other
		Unexercised	Unexercised	Option		Value of		That Have	That Have	That Have	Rights That
		Options	Options	Exercise	Option	Unexercised		Not	Not	Not	Have Not
	Grant	Exercisable	Unexercisable	Price	Expiration	Options	Grant	Vested	Vested	Vested	Vested
Name	Date	(#)	(#)	($)	Date	($)	Date	(#)	($)	(#)(1)	($)
Andy D. Bryant	3/21/01	37,704	—	25.69	3/21/11	—	4/19/07	8,375	174,500
	4/10/01	108,000	—	24.23	4/10/11	—	4/17/08	21,500	448,100
	10/31/01	108,000	—	24.37	10/31/11	—	4/16/09			134,650	2,806,100
	3/26/02	400,000	—	30.50	3/26/12	—	1/22/10			103,990	2,167,200
	4/9/02	404,000	—	29.33	4/9/12	—	4/15/10	58,334 (8)	1,215,700
	11/25/02	200,000	—	20.23	11/25/12	122,000
	4/15/04	200,000	—	27.00	4/15/14	—
	4/21/05	200,000	—	23.16	4/21/12	—
	4/21/06	180,000	—	19.51	4/21/13	239,400
	4/19/07	176,250	58,750	21.52	4/19/14	—
	4/17/08	150,000	150,000	22.11	4/17/15	—
	4/16/09	39,657	118,973	15.67	4/16/16	820,100
	1/22/10	—	172,020	20.30	1/22/17	92,900

Total		2,203,611	499,743			1,274,400		88,209	1,838,300	238,640	4,973,300

David Perlmutter	3/21/01	12,160	—	25.69	3/21/11	—	4/21/06	5,000 (7)	104,200
	4/10/01	33,600	—	24.23	4/10/11	—	1/18/07	5,000 (7)	104,200
	10/31/01	16,800	—	24.37	10/31/11	—	4/19/07	8,375	174,500
	4/9/02	16,800	—	29.33	4/9/12	—	1/17/08	5,000 (7)	104,200
	11/25/02	39,680	—	20.23	11/25/12	24,200	4/17/08	21,500	448,100
	4/22/03	54,000	—	18.63	4/22/13	119,300	1/23/09	5,000 (7)	104,200
	1/21/04	50,000	150,000 (2)	32.06	1/21/14	—	4/16/09			134,650	2,806,100
	4/15/04	75,000	—	27.00	4/15/14	—	1/22/10			103,990	2,167,200
	4/21/05	100,000	—	23.16	4/21/12	—	1/22/10	11,750 (7)	244,900
	4/21/06	35,000	—	19.51	4/21/13	46,600
	4/21/06	—	52,500 (5)	19.51	4/21/16	69,800
	1/18/07	—	52,500 (5)	20.70	1/18/17	7,400
	4/19/07	176,250	58,750	21.52	4/19/14	—
	1/17/08	—	52,500 (5)	19.63	1/17/18	63,500
	4/17/08	150,000	150,000	22.11	4/17/15	—
	1/23/09	—	52,500 (5)	12.99	1/23/19	412,100
	4/16/09	39,657	118,973	15.67	4/16/16	820,100
	1/22/10	—	172,020	20.30	1/22/17	92,900
	1/22/10	—	82,500 (5)	20.30	1/22/20	44,600

Total		798,947	942,243			1,700,500		61,625	1,284,300	238,640	4,973,300

A. Douglas Melamed	1/22/10	—	114,680	20.30	1/22/17	61,900	1/22/10	73,890	1,539,900
							1/22/10			34,660	722,300

Total		—	114,680			61,900		73,890	1,539,900	34,660	722,300

(1)	OSUs are shown at their target amount. The actual conversion of OSUs into Intel shares following the conclusion of the performance period (37 months following the grant date) will range between 33% and 200% of that target amount, depending upon Intel’s TSR performance versus the TSR benchmark over the applicable three-year performance period, and will include the shares from dividend equivalents that are received on the final shares earned and vested. The dividend equivalents will pay out in the form of additional shares.

(2)	Options become exercisable in 25% annual increments on each anniversary of the grant date beginning in the sixth year after the grant date.

(3)	Options become exercisable in 25% annual increments on each anniversary of the grant date beginning in the fourth year after the grant date.

(4)	Options become fully exercisable on the fourth anniversary of the grant date.

(5)	Options become fully exercisable on the fifth anniversary of the grant date.

(6)	RSUs vest in 25% annual increments on each anniversary of the grant date beginning in the fourth year after the grant date.

(7)	RSUs vest in full on the fifth anniversary of the grant date.

(8)	RSUs vest monthly over three years.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table provides information on stock option exercises and vesting of RSUs during fiscal year 2010.

	Option Awards		Stock Awards
	Number of		Number of		Total Value
	Shares	Value	Shares	Value	Realized on
	Acquired on	Realized on	Acquired on	Realized on	Exercise and
	Exercise	Exercise	Vesting	Vesting	Vesting
Name	(#)	($)	(#)	($)	($)
Paul S. Otellini	—	—	40,000	952,100	952,100

Stacy J. Smith	143,235	700,500	15,875	377,700	1,078,200

Andy D. Bryant	—	—	39,541	887,000	887,000

David Perlmutter	105,000	480,200	22,125	526,500	1,006,700

A. Douglas Melamed	—	—	—	—	—

Pension Benefits for Fiscal Year 2010

The following table sets forth the estimated present value of accumulated pension benefits for the listed officers.

		Number of Years of	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)(1)
Paul S. Otellini	Pension Plan	n/a	1,413,000

Stacy J. Smith	Pension Plan	n/a	439,000

Andy D. Bryant	Pension Plan	n/a	1,495,000

David Perlmutter	Pension Savings	n/a	942,900	(2)

	Severance Plan	30	1,317,800	(2)

	Adaptation Plan	30	464,000	(3)

A. Douglas Melamed(4)	Pension Plan	n/a	—

(1)	Until distribution, these benefits are also reflected in the listed officer’s balance reported in the Non-Qualified Deferred Compensation table (other than for Mr. Perlmutter). The amounts of these tax-qualified pension plan arrangements are not tied to years of credited service. Upon termination, the amount that the listed officer receives under the non-qualified deferred compensation plan will be reduced by the amount that he receives under the tax-qualified pension plan arrangement.

(2)	Balance converted from Israeli shekels at an exchange rate of 3.59 shekels per dollar as of December 25, 2010.

(3)	The amount is 11 months of Mr. Perlmutter’s base salary converted from Israeli shekels at an exchange rate of 3.59 shekels per dollar as of December 25, 2010.

(4)	Mr. Melamed was not eligible to participate in the pension plan until January 1, 2011.

The pension plan is a defined benefit plan with two components. The first component provides participants with retirement income that is determined by a pension formula based on final average compensation, Social Security covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if the annuitized value of a participant’s account balance in Intel’s tax-qualified retirement contribution plan is less than the pension plan benefit, in which case the pension plan funds a net benefit that makes up the difference. As of December 25, 2010, none of the amounts included in the table above were associated with this component.

The second component is a tax-qualified pension plan arrangement under which pension benefits offset amounts that otherwise would be paid under the non-qualified deferred compensation plan described below. Employees who were participants in the non-qualified deferred compensation plan as of December 31, 2003 were able to consent to a one-time change to the non-qualified deferred compensation plan’s benefit formula. This change has the effect of reducing the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of the employee’s tax-qualified pension plan arrangement at the time of distribution. Each participant’s pension plan arrangement was established as a fixed amount, designed to provide an annuity at age 65. The annual amount of this annuity is $165,000 for Mr. Bryant and Mr. Otellini, and $98,500 for Mr. Smith.

Each participant’s benefit was set based on a number of elements, including the participant’s non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that take into consideration age and other factors, and limits that Intel sets for equitable administration. The benefit under this portion of the plan is frozen, and accordingly, year-to-year differences in the present value of the accumulated benefit arise solely from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. We calculated the present value assuming that the listed officers will remain in service until age 65, using the discount rate and other assumptions used by Intel for financial statement accounting, as reflected in Note 22 to the financial statements in our Annual Report on Form 10-K for the year ended December 25, 2010. A participant can elect to receive his or her benefit at any time following termination of employment. However, distributions before age 55 may be subject to a 10% federal penalty tax.

Retirement Plans for Mr. Perlmutter. The retirement program of Intel Israel provides employees with benefits covering retirement, premature death, and disability. All employees are eligible, and the government encourages retirement savings with tax incentives. The Intel Israel retirement program has two key components: “pension savings,” which operates as a defined contribution plan, and “severance plan,” which provides a benefit based on final salary and years of service, depending on the employee’s hiring date. Every month, Intel Israel and Mr. Perlmutter each contribute a percentage of Mr. Perlmutter’s base salary to his retirement program. Mr. Perlmutter may elect to defer between 5% and 7% of his base salary to pension savings. Intel Israel contributes 5% of Mr. Perlmutter’s base salary to pension savings and another 8.33% to the severance plan, for a total company contribution of 13.33% of base salary to his retirement program. Mr. Perlmutter holds investment discretion over such contributions.

Employees of Intel Israel receive their pension savings account balance upon retirement (age 67 for men and age 64 for women), termination, or voluntary departure. Because the pension savings plan is a traditional defined contribution plan, Intel does not retain any ongoing liability for the funds placed or invested in it. The severance plan is governed by Israeli labor law obligating an employer to compensate the termination of an employee with a payment equal to his or her latest monthly salary multiplied by years of service; the severance plan contribution covers part of this obligation. Although Israeli labor law requires only involuntary termination to be compensated, Intel’s practice is to pay employees upon voluntary or involuntary separation if such employees were hired prior to 2003.

In addition, employees of Intel Israel may receive a discretionary special retirement amount in a lump sum following an employee’s termination or retirement. This discretionary special retirement amount is called the Adaptation Plan and is available to all employees of Intel Israel. The grant is based on the number of years that an employee has worked at Intel Israel, and an employee must be employed at Intel Israel at least five years to be eligible for the special amount. The maximum amount that an employee could receive is 11 months of his or her base salary. Based on Mr. Perlmutter’s years of service, he would be eligible for the maximum amount: 11 months of his base salary.

Non-Qualified Deferred Compensation for Fiscal Year 2010

The following table shows the non-qualified deferred compensation activity for each listed officer during fiscal year 2010.

Aggregate
	Executive	Intel	Earnings	Aggregate
	Contributions	Contributions	(Losses)	Balance
	in Last	in Last	in Last	at Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year-End
Name	($)(1)	($)(2)	($)(3)	($)(4)
Paul S. Otellini	—	364,900	702,600	6,582,900
Stacy J. Smith	565,800	85,900	323,500	3,359,700
Andy D. Bryant	952,100	129,900	766,000	8,836,100
David Perlmutter	—	—	—	—
A. Douglas Melamed	—	—	—	—

(1)	Amounts included in the Summary Compensation table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2010.

(2)	Amounts included in the Summary Compensation table in the “All Other Compensation” column for 2010.

(3)	These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(4)	The following amounts were reported as compensation to the listed officers in the Summary Compensation table for 2006 through 2009 (except for Mr. Smith, who was not a listed officer in 2006, and Mr. Melamed, who was not a listed officer in 2007, 2008, and 2009): Mr. Otellini, $1,083,300; Mr. Smith, $938,600; Mr. Bryant, $1,759,000.

Intel will distribute the balances reported in the Non-Qualified Deferred Compensation table (plus any future contributions or earnings) to the listed officers in the manner that the officers have chosen under the plan’s terms. The balance reported in the table above includes the offset amount that the employee would receive under the tax-qualified pension plan arrangement; the actual amount distributed under this plan will be reduced by the benefit under the pension plan arrangement. See the Pension Benefits table above for these amounts.

The following table summarizes the total contributions made by the participant and Intel, including gains and losses attributable to such contributions, that were previously reported (or that would have been reported had the participant been a listed officer for all years) in the Summary Compensation table over the life of the plan.

	Aggregate Executive	Aggregate Intel
	Deferrals over	Contributions over
	Life of Plan	Life of Plan
Name	($)	($)
Paul S. Otellini	3,317,300	3,265,600
Stacy J. Smith	3,051,600	308,100
Andy D. Bryant	6,793,000	2,043,000
David Perlmutter	—	—
A. Douglas Melamed	—	—

Intel’s non-qualified deferred compensation plan allows highly compensated employees, including executive officers, to defer up to 50% of their salary and 100% of their annual incentive cash payment. Gains on equity compensation are not eligible for deferral. Intel’s contributions to the employee’s account represent the portion of Intel’s retirement contribution on eligible compensation (consisting of base salary and annual and semiannual incentive cash payments) earned in excess of the tax code-covered compensation limit of $245,000 in 2010. Intel’s contributions are subject to the same vesting provisions as the retirement contribution plan. After two years of service, Intel’s contributions vest in 20% annual increments until the participant is 100% vested after six years of service. Intel’s contributions also vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All listed officers are fully vested in the value of Intel’s contributions, as they each have more than six years of service, except Mr. Melamed, who was hired in 2009 but will be fully vested in any contribution as he is over the age of 60; and Mr. Perlmutter, who is not covered by the U.S. plan.

Intel does not provide a guaranteed rate of return on these funds. Thus, the amount of earnings that a participant receives depends on the participant’s investment elections for his or her deferrals and on the performance of the company-directed diversified portfolio for Intel’s contributions. The non-qualified deferred compensation plan offers on a notional basis the same investment choices as the 401(k) savings plan with respect to participant investments and uses the same company-directed diversified portfolio as the retirement contribution plan with respect to Intel’s retirement contribution. Intel provides participants with the flexibility to begin receiving their annual distributions at separation or a future date not less than 36 months from the deferral election date. Participants may make a hardship withdrawal under specific circumstances.

Employment Contracts and Change in Control Arrangements

All of Intel’s executive officers are employed at will without employment agreements (subject only to the effect of local labor laws). From time to time, we have implemented voluntary separation programs to encourage headcount reduction in particular parts of the company, and these programs have offered separation payments to departing employees. However, executive officers generally have not been eligible for any of these programs, nor do we generally retain executive officers following retirement on a part-time or consultancy basis.

Other Potential Post-Employment Payments

SEC rules require companies to report the amount of benefits that are triggered by termination of employment. These amounts are reported in the second and third columns of the following tables under the headings “Accelerated Option Awards” and “Accelerated Stock Awards,” respectively. We do not maintain arrangements for listed officers that are triggered by a change of control.

The columns in the tables below report the value of all forms of compensation that would be available to the listed officers upon the specified events, an amount that is sometimes referred to as the “walk-away” amount. This amount includes the value of vested equity awards that the listed officer is entitled to regardless of whether his or her employment terminated, and the value of vested deferred compensation and retirement benefits that are also reported in the tables above.

The amounts in the tables assume that the listed officer left Intel effective December 25, 2010 and are based on the price per share of Intel common stock on the last trading day of the fiscal year ($20.84 on December 23, 2010). Amounts actually received if any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, the executive officer’s age, and any changes to our benefit arrangements and policies.

Voluntary Termination/Retirement

	Accelerated	Accelerated	Previously			Profit
	Option	Stock	Vested	Deferred	Pension	Sharing	401(k)	Medical	2010
	Awards	Awards	Option	Compensation	Plan	Retirement	Savings Plan	Benefits	Total
Name	($)	($)	Awards ($)	($)	($)	Plan ($)	($)	($)(1)	($)
Paul S. Otellini	1,104,400	12,825,600	3,003,700	6,582,900	1,622,600	1,505,700	743,500	54,000	27,442,400
Stacy J. Smith	—	—	31,400	3,359,700	564,300	467,600	378,000	—	4,801,000
Andy D. Bryant	—	6,811,600	566,400	8,836,100	1,655,700	1,212,200	936,800	43,500	20,062,300
David Perlmutter(2)	—	5,371,800	395,100	—	2,724,700 (3)	—	—	—	8,491,600
A. Douglas Melamed	—	722,300	—	—	—	—	—	1,500	723,800

(1)	Sheltered Employee Retirement Medical Account funds can be used to pay premiums under the medical plan of the listed officer’s choice.

(2)	The amount in the “Pension Plan” column was converted to U.S. dollars at a rate of 3.59 shekels per dollar.

(3)	The amount in the “Pension Plan” column includes the discretionary Adaptation Plan in the amount of $464,000, which is 11 months of Mr. Perlmutter’s base salary.

Death or Disability

	Accelerated	Accelerated	Previously			Profit
	Option	Stock	Vested	Deferred	Pension	Sharing	401(k)	Medical	2010
	Awards	Awards	Option	Compensation	Plan	Retirement	Savings Plan	Benefits	Total
Name	($)	($)	Awards ($)	($)	($)	Plan ($)	($)	($)(1)	($)
Paul S. Otellini	2,528,400	15,170,100	3,003,700	6,582,900	1,622,600	1,505,700	743,500	54,000	31,210,900
Stacy J. Smith	987,100	4,865,100	31,400	3,359,700	564,300	467,600	378,000	—	10,653,200
Andy D. Bryant	708,000	6,811,600	566,400	8,836,100	1,655,700	1,212,200	936,800	43,500	20,770,300
David Perlmutter(2)	1,305,400	6,257,600	395,100	—	2,724,700 (3)	—	—	—	10,682,800
A. Douglas Melamed	61,900	2,262,200	—	—	—	—	—	1,500	2,325,600

(1)	Sheltered Employee Retirement Medical Account funds can be used to pay premiums under the medical plan of the listed officer’s choice.

(2)	The amount in the “Pension Plan” column was converted to U.S. dollars at a rate of 3.59 shekels per dollar.

(3)	The amount in the “Pension Plan” column includes the discretionary Adaptation Plan in the amount of $464,000, which is 11 months of Mr. Perlmutter’s base salary.

Equity Incentive Plans. Under the standard grant agreements for options granted under our equity incentive plans, the option holder generally has 90 days to exercise options that vested on or before the date that employment ends (other than for death, disability, retirement, or discharge for misconduct). The option holder’s estate may exercise vested options upon the holder’s death for a period of 365 days, unless the options’ expiration date occurs first. Similarly, the option holder may exercise vested options upon termination due to disability or retirement for a period of 365 days, unless the options’ expiration date occurs first. Upon disability or death, all unvested options and RSUs become 100% vested. Options and RSUs are subject to retirement vesting under the rule of Age 60 or the Rule of 75, but not both. Upon retirement under the rule of Age 60, for every five years of service, the holder receives one additional year of vesting. Upon retirement under the Rule of 75, when the holder’s age and years of service equal at least 75, the holder receives one additional year of vesting. Additional years of vesting means that any options or RSUs scheduled to vest within the number of years from the retirement date determined under the rule of Age 60 or Rule of 75 will be vested on the holder’s retirement date.

Non-Qualified Deferred Compensation Plan and Pension Plan. Each of the listed officers is fully vested in the non-qualified deferred compensation plan discussed above. If a listed officer ended employment with Intel on December 25,

2010, for any reason, the account balances set forth in the Non-Qualified Deferred Compensation table would continue to be adjusted for earnings and losses in the investment choices selected by the officer until paid, pursuant to the distribution election made by the officer. As discussed above, the amount payable under the non-qualified deferred compensation plan has been reduced to reflect the offset amount payable under the tax-qualified pension plan arrangement as of December 25, 2010. The benefit amounts set forth in the Pension Benefits table would continue to be adjusted based on actuarial assumptions until paid to the officer.

Retirement Contribution Plan. After two years of service, Intel’s contributions vest in 20% annual increments until the participant is 100% vested after six years. Intel’s contributions vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All listed officers are fully vested in the value of Intel’s contributions, as they each have more than six years of service to Intel. Eligible U.S. Intel retirees (including executive officers) receive a prorated contribution for the year in which they retire. The contribution is calculated based on eligible earnings in the year of retirement.

401(k) Savings Plan. Intel does not match the participant’s contributions to his or her 401(k) savings plan. Each participant is always fully vested in the value of his or her contributions under the plan.

Medical Benefits. The Intel Retiree Medical Program, which consists of the Intel Retiree Medical Plan and the Sheltered Employee Retirement Medical Account, is designed to provide access to medical coverage for eligible U.S. Intel retirees (including executive officers) and their eligible spouses or domestic partners. Intel establishes an interest-earning medical account upon retirement and provides a one-time credit of $1,500 for each year of service to eligible retirees that may be used to offset the cost of post-employment health insurance. In 2010, Intel approved a plan amendment, effective January 1, 2011, to expand the use of credits to pay all or a portion of the cost to purchase coverage in the retiree’s choice of medical plan. Prior to 2011, these credits could only be used to pay all or a portion of the cost to purchase coverage in the Intel Retiree Medical Plan. The goal of the Intel Retiree Medical Plan is to provide access to coverage for eligible retirees age 65 and older (Medicare eligible) and eligible early retirees who are unable to purchase health insurance coverage elsewhere. All of the Intel Retiree Medical Plan’s costs are passed on to the enrolled members. The medical plan includes medical coverage, mental health benefits, chiropractic benefits, a prescription drug program, and vision benefits. It excludes dental coverage. Medical plan benefits vary depending on Medicare eligibility. Non-retirement post-employment coverage is made available as required by law, with the premiums paid by the participant.

CHANGES TO EXECUTIVE COMPENSATION PROGRAMS FOR 2011

Historically, the base pay of our executive officers generally has been below the median of our peer group on average. Annual incentive cash targets were generally set at a higher competitive position so that total cash compensation would be generally at the 65th percentile of our peer group on average, assuming a 100% annual incentive cash multiplier for the EOIP. This approach was intended to put more pay “at risk” for our executive officers to create a more compelling incentive to achieve aggressive business goals. In 2010, two comprehensive reviews of our executive compensation philosophy and programs were conducted by external consultants. These reviews concluded that this highly leveraged cash compensation philosophy provided no clear benefit to the company while simultaneously creating a number of unnecessary complications. Additionally, both reports found that Intel’s equity compensation programs for executive officers, while competitive in aggregate value, had over time become overly complex, with a myriad of terms and conditions, and extended equity vesting periods that were longer than those of our competitors, resulting in the participants discounting their value. The general conclusion was that these factors undermined the effectiveness of the entire executive compensation program. The Compensation Committee worked with Intel’s management to make revisions in cash and equity compensation programs for 2011 to address the concerns highlighted in the studies.

Changes to Cash Programs

For 2011, the Compensation Committee implemented changes to executive officer cash pay with the objective of improving market competitiveness of base salary without altering the total cash compensation. To accomplish this goal, base salaries were increased, along with a corresponding decrease to annual incentive cash target amounts, such that total cash compensation does not change. Specifically, the competitive position for base salary was increased to the 50th percentile of our peer group, while the competitive position for total cash compensation remains at the 65th percentile. This reallocation of base salary and annual incentive cash was also generally consistent with 2011 compensation decisions for most of the company’s other senior personnel.

The conversion rates under which we adjusted base salary and the annual incentive cash target were representative of the payouts over the last two years, which have resulted in an annual incentive cash target conversion factor of 133% and a semiannual incentive cash conversion factor of 8%, as detailed in the example below.

	Current	Current			New	New
Current	Annual	Semiannual	Current	New	Annual	Semiannual	New
Base Salary	Incentive Cash	Incentive	Total	Base Salary	Incentive Cash	Incentive	Total
at 25th	Payout at	Cash	Incentive	at 50th	Payout at	Cash	Incentive
Percentile	133%	Payout at	Cash Payout	Percentile	133%	Payout at	Cash Payout
($)	($)	8% ($)	($)	($)	($)	8% ($)	($)
520,000	1,960,000	80,800	2,560,800	700,000	1,769,412	91,388	2,560,800

Changes to Equity Programs

In 2011, significant changes were made to the equity programs for executive officers to simplify and streamline the programs. We will no longer grant ELTSOP awards with vesting periods well beyond the competitive norm. Instead, we will grant each executive officer an annual award consisting of OSUs, RSUs, and stock options. For 2011, these grants were approximately 50% OSUs, 30% RSUs, and 20% stock options, based upon grant date fair value. Standardizing equity awards on one set of terms and conditions, and adopting more competitive vesting schedules are intended to improve the benefits of the program for participants without creating additional cost for stockholders. This simplification of the program is intended to result in better understanding and appreciation by participants.

OSU terms were revised for grants beginning in 2011; these revisions were based on our experience to date since OSUs were first introduced in 2009. The OSU program, which is now the largest portion of an executive officer’s annual grant, will in 2011 compare Intel’s three-year TSR with that of the 15 technology companies Intel uses to benchmark both pay and performance; the TSR of the S&P 100 will no longer be a factor in determining OSU payout, in order to more directly focus participants on Intel’s performance relative to others in the technology industry. If Intel under-performs the peer group, the percentage at which the OSUs convert into shares will be reduced from 100%, at a rate of 2.5-to-1 (a 2.5 percentage-point reduction in units for each percentage point of under-performance), with a minimum percentage of 50%. If Intel outperforms the peer group, the percentage at which the OSUs convert to shares will be increased from 100% at a rate of five to one (a 5 percentage-point increase in units for each percentage point of over-performance), with a maximum percentage of 200%, in order to enhance both the downside and upside potential of this performance-based arrangement. OSUs continue to have a three-year performance period, and vest one month after the end of the performance period (37 months after grant). With these modifications, we believe that the program is better designed to motivate behavior consistent with long-term value creation without creating undue incentive to take unnecessary risk or focus on unsustainable short-term performance.

RSUs granted to the executive officers in 2011 will vest in quarterly increments over three years from the date of grant, as opposed to the previous vesting schedule for the ELTSOP RSU awards, which was 100% vesting on the fifth anniversary from the grant date. Quarterly vesting helps offset the three-year cliff vesting of the OSUs.

Stock options granted to executive officers in 2011 will vest in 25% increments annually over four years and have a term of seven years, as opposed to the previous vesting of the ELTSOP stock options, which cliff-vested at the end of five years and had a 10-year term. The grant price of the stock options continues to be set on a regularly scheduled grant date with no discount or premium.

REPORT OF THE AUDIT COMMITTEE

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Intel’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation, and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. Intel has a full-time Internal Audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Intel’s system of internal controls related, for example, to the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets.

Ernst & Young LLP, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of Intel’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Intel’s independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing Intel’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets each quarter with Ernst & Young, Intel’s Chief Audit Executive, and management to review Intel’s interim financial results before the publication of Intel’s quarterly earnings press releases. Management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent audit firm. In addition, the Audit Committee generally oversees Intel’s internal compliance programs. The Audit Committee reviews and discusses with management and the Chief Audit Executive Intel’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by Intel regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Intel’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of Intel’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. Intel’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young. Pre-approval includes audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular category of service, or a particular defined scope of work subject to a specific budget. In other cases, the chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chair then communicates such pre-approvals to the full Audit Committee.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Intel’s internal control over financial reporting as of December 25, 2010, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control—Integrated Framework.” The Audit Committee also has reviewed and discussed with Ernst & Young its review and report on Intel’s internal control over financial reporting. Intel published these reports in its Annual Report on Form 10-K for the year ended December 25, 2010, which Intel filed with the SEC on February 18, 2011.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2010 with management and Ernst & Young, management represented to the Audit Committee that Intel’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and Ernst & Young represented that their presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Intel’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates.

In reliance on these reviews and discussions, and the reports of Ernst & Young, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Intel’s Annual Report on Form 10-K for the year ended December 25, 2010.

Audit Committee
Susan L. Decker, Chairman
Reed E. Hundt
James D. Plummer
Frank D. Yeary

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been our independent audit firm since our incorporation in 1968, and the Audit Committee has selected Ernst & Young as our independent audit firm for the fiscal year ending December 31, 2011. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services, and other regulations affecting the audit engagement process substantially assist in supporting auditor independence despite the long-term nature of Ernst & Young’s services to Intel. In accordance with applicable regulations on partner rotation, Ernst & Young’s primary engagement partner for our audit was changed for 2010, and the concurring/reviewing partner for our audit was changed in 2009.

As a matter of good corporate governance, the Audit Committee submits its selection of the independent audit firm to our stockholders for ratification. If the selection of Ernst & Young is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result.

Representatives of Ernst & Young attended all meetings of the Audit Committee in 2010. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Corporate Governance” and “Report of the Audit Committee” in this proxy statement. We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees for audit and other services provided by Ernst & Young for fiscal years 2010 and 2009. All figures are net of Value Added Tax and other similar taxes assessed by non-U.S. jurisdictions on the amount billed by Ernst & Young. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2010 Fees	2009 Fees
	($)	($)(1)
Audit Services	13,666,000	13,112,000
Audit-Related Services	771,000	699,000
Tax Services	162,000	54,000
All Other Services	—	—
Total	14,599,000	13,865,000

(1)	The breakdown of 2009 fees has been modified to align with new service category descriptions implemented for fiscal year 2010.

Audit Services. This category includes Ernst & Young’s audit of our annual financial statements and internal controls over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes statutory audits required by non-U.S. jurisdictions; consultation and advice on new accounting pronouncements and technical advice on various accounting matters related to the consolidated financial statements or statutory financial statements that are required to be filed by non-U.S. jurisdictions; comfort letters; and consents issued in connection with SEC filings or private placement documents. This category also includes fees for an Ernst & Young online accounting research service.

Audit-Related Services. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not included in the fees reported in the table above under “Audit Services.” The services for the fees disclosed under this category include audits of Intel employee benefit plans, agreed-upon procedures for a research and development grant program in Ireland, and an audit related to the divestiture of an Intel business.

Tax Services. This category consists of tax services provided with respect to tax compliance, tax audit assistance, tax planning, and transfer pricing.

All Other Services. This category consists of services provided by Ernst & Young that are not included in the category descriptions defined above under “Audit Services,” “Audit-Related Services,” or “Tax Services.”

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young as our independent registered public accounting firm for 2011.

PROPOSAL 3: APPROVAL OF AMENDMENT AND EXTENSION OF THE
2006 EQUITY INCENTIVE PLAN

The Board of Directors is requesting that stockholders vote in favor of extending the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan was first approved by stockholders in 2006 with a two-year term, was re-approved by stockholders in 2007 and 2009 with additional two-year terms, and is currently scheduled to terminate in 2012. If this proposal is approved, the term of the 2006 Equity Incentive Plan will extend to 2014, and 168 million additional shares will be added to the authorized grant amount to increase the plan total to 596 million shares. We believe that this increase in shares will suffice for the 2006 Equity Incentive Plan through the proposed termination date in 2014. Consistent with our past practice, we presently expect to seek another two-year extension of the plan and additional authorized shares in 2013.

The 2006 Equity Incentive Plan is the sole active plan for providing equity incentive compensation to eligible employees and non-employee directors. The Board believes that our 2006 Equity Incentive Plan is in the best interest of stockholders and Intel, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees. The following summary of major features of the 2006 Equity Incentive Plan is qualified in its entirety by reference to the actual text of the 2006 Equity Incentive Plan, set forth as Exhibit A.

We are seeking approval of the following amendments to the 2006 Equity Incentive Plan:

Extension of the 2006 Equity Incentive Plan to an Expiration Date of June 30, 2014. The 2006 Equity Incentive Plan is currently scheduled to expire on June 30, 2012, and we are requesting an extension of the plan to an expiration date of June 30, 2014. With this extension, we will keep our biennial renewal cycle. We believe that this cycle provides our stockholders with the ability to evaluate and vote on the continuation of our plan on a frequent basis while maintaining flexibility for Intel to update its equity program and ensure a market-competitive design.

Addition of 168 Million Shares to Fund the 2006 Equity Incentive Plan for an Additional Two Years. The Board is recommending the approval of an additional 168 million shares for the 2006 Equity Incentive Plan, including a corresponding increase in the number of shares that can be awarded as incentive stock options and 141 million shares that can be awarded as RSUs or restricted stock. This increase is due primarily to increases in headcount and hiring from acquisitions since our last request. We are also requesting the ability to grant outside directors awards on no more than 100,000 shares in any fiscal year (currently, the 2006 Equity Incentive Plan authorizes awards on no more than 30,000 shares to an outside director in any fiscal year). Within the shares that may be awarded as RSUs or restricted stock, we are requesting the ability to use up to a total maximum of 480,000 shares for employee recognition stock awards (currently, the 2006 Equity Incentive Plan authorizes 300,000 shares for such awards). These awards are typically granted in small amounts of 100 to 150 shares per recipient and vest immediately.

Our 2006 Equity Incentive Plan share reservation is outlined in the table below.

Equity Plan Share Reservation

Millions
Initial shares authorized under the 2006 Equity Incentive Plan (plan term to June 2008)	175
Additional shares authorized with the 2007 extension of the 2006 Plan to June 2010	119
Additional shares authorized with the 2009 extension of the 2006 Plan to June 2012	134
Total shares authorized to date under the 2006 Equity Incentive Plan	428

Shares awarded from May 2006 through December 31, 2010	(276)
Estimated shares awarded from January 1, 2011 through May 2011	(75)

Estimated total shares awarded from May 2006 through May 2011	(351)

Estimated shares (before cancellations) available to be granted as of May 2011	77
Cancellations added back to share reserve May 2006 through December 31, 2010	38

Estimated shares available to be granted as of May 2011	115
Additional shares requested under this amendment	168

Estimated total shares available for issuance from May 2011 through June 30, 2014	283

Total authorization of shares from May 2006 through June 30, 2014	596

The following table breaks out a subset of our share authorization that may be awarded as RSUs or restricted stock (these amounts are included within the total share authorizations described in the table above).

Millions
Initial shares authorized under the 2006 Equity Incentive Plan for grant as RSUs or restricted stock (plan term to June 2008)	80
Additional shares authorized for grant as RSUs or restricted stock with the 2007 extension of the 2006 Plan to June 2010	88
Additional shares authorized for grant as RSUs or restricted stock with the 2009 extension of the 2006 Plan to June 2012	85
Total shares authorized for grant as RSUs or restricted stock to date under the 2006 Equity Incentive Plan	253

Shares awarded as RSUs from May 2006 through December 31, 2010 (no restricted stock was granted)	(161)
Estimated shares awarded as RSUs from January 1, 2011 through May 2011	(52)

Estimated shares awarded as RSUs from May 2006 through May 2011	(213)

Estimated shares (before cancellations) available to be granted as RSUs or restricted stock as of May 2011	40
Cancellations of RSUs added back to RSU/restricted stock share reserve May 2006 through December 31, 2010	11

Estimated shares available to be granted as RSUs or restricted stock as of May 2011	51
Additional shares requested under this amendment that may be granted as RSUs or restricted stock	141

Estimated total shares available for issuance as RSUs or restricted stock from May 2011 through June 30, 2014	192

Total authorization of RSUs or restricted stock from May 2006 through June 30, 2014	394

Background on Equity Compensation at Intel

Intel grants equity awards to approximately 95% of our employees annually. While we grant equity awards on a pre-established quarterly schedule, we make most of our grants in the second quarter of each year as part of our company-wide employee performance evaluation. In 2010, Intel granted 52.6 million shares under the 2006 Equity Incentive Plan, of which 1.7 million shares, or 3.2%, were awarded to Intel’s listed officers; 238,955 RSUs, or 0.5%, were awarded to Intel’s non-employee directors; and the remaining 50.7 million shares, or 96.3%, were awarded to Intel’s broad-based employee population. The Compensation Committee instituted a policy that limits grants to our listed officers to no more than 5% of the total equity awards granted in any one year. Over the past three years, on average we awarded 2.7% of all equity grants to our listed officers.

Since 2006, many of Intel’s non-exempt employees through our mid-level exempt employees have received RSUs exclusively. This allows Intel to maintain a broad-based equity program using fewer shares that provide more stable value, while maintaining employee and stockholder alignment. For employees with higher levels of responsibility, Intel uses a combination of RSUs and stock options. As an employee’s level of responsibility increases, the percentage of stock options is a greater portion of the equity grant, equating to more at-risk compensation. This at-risk compensation provides management with a strong incentive to improve Intel’s performance. Beginning in 2009, Intel reduced its use of long-term, time-vested RSU grants by implementing the use of performance-based RSUs, called OSUs, for our senior officers (a group of approximately 20 employees) to provide a tighter link between pay and performance. For more information on our OSU program, see “Compensation Discussion and Analysis; Equity Awards.”

Intel’s long-term goal is to limit the average annual dilution from our equity programs to less than 2%. Dilution is total equity awards granted less cancellations, divided by total common shares outstanding at the beginning of the year. Over the past three years, the average annual dilution was 0.0% (0.0% in 2010). Intel manages our long-term dilution goal by limiting the number of equity awards that we grant annually, commonly referred to as burn rate. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. Over the past three years, Intel’s annual burn rate has averaged 1.7% (1.0% in 2010).

An additional metric that Intel uses to measure the cumulative impact of our equity program is overhang (equity awards outstanding but not exercised, plus equity awards available to be granted, divided by total common shares outstanding at the end of the year). Over the past three years, Intel’s overhang has averaged 13.9% (12.1% in 2010). Intel’s 2010 overhang was less than our three-year average, not only due to our reducing the term of our grants in 2004 but also as a result of our move to RSU usage in 2006. A shorter term translates into fewer awards outstanding, which reduces overhang; and fewer RSUs are granted, to maintain the value previously granted as options.

Equity Compensation Plan Key Metrics

	2010	2009	2008	Average
	(%)	(%)	(%)	(%)
Percentage of Equity-Based Awards Granted to Listed Officers	3.2	1.0	3.8	2.7
Dilution	0.0	0.0	0.1	0.0
Burn Rate	1.0	3.2	1.0	1.7
Overhang	12.1	14.2	15.3	13.9

Equity Compensation Plan Information

Information as of December 25, 2010 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares in millions).

			(C)
			Number of Shares
	(A)	(B)	Remaining Available
	Number of Shares to	Weighted	for Future Issuance
	Be Issued Upon	Average	Under Equity
	Exercise of	Exercise Price of	Incentive Plans
	Outstanding Options	Outstanding	(Excluding Shares
	and Rights	Options	Reflected in
Plan Category	(Millions)	($)(1)	Column A) (Millions)
2006 Equity Incentive Plan			186.7 (3)
2006 Stock Purchase Plan			139.8

Equity Incentive Plans Approved by Stockholders	359.4 (2)	20.06	326.5

Equity Incentive Plans Not Approved by Stockholders	130.1 (4)	21.19	—

Total	489.5	20.45	326.5

(1)	The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs vesting, which have no exercise price.

(2)	Includes 102.4 million shares granted under the 2006 Equity Incentive Plan that are issuable upon RSUs vesting, including a maximum of 6.7 million shares that could be issued at the end of the requisite period for outstanding OSUs. The remaining balance consists of outstanding stock option grants.

(3)	Assumes shares will be issued at the maximum vesting amount for outstanding OSUs. If it is assumed that shares will be issued at the target vesting amount for outstanding OSUs, an additional 3.3 million shares would be included in the shares available for future issuance amount for a total of 190 million shares, which is the amount that we used in our stock plan analysis discussed earlier in this proposal. A maximum of 253 million shares could be awarded as restricted stock or RSUs under the 2006 Equity Incentive Plan.

(4)	Includes shares available upon exercise of stock options granted under our 1997 Stock Option Plan, which was not required to be approved by stockholders. The 1997 Stock Option Plan was terminated as to future grants in May 2004. In addition, includes 0.7 million shares that are issuable upon RSUs vesting which were originally granted under plans that we assumed in connection with acquisitions; and 5.9 million shares issuable under outstanding options, with a weighted average exercise price of $15.75, also assumed in connection with acquisitions.

The 1997 Stock Option Plan (1997 Plan) provided for the grant of stock options to employees other than officers and directors. The 1997 Plan, which was not approved by stockholders, was terminated as to future grants in May 2004. The 1997 Plan is administered by the Board’s Compensation Committee, which has the power to determine matters related to outstanding stock option awards under the 1997 Plan, including conditions of vesting and exercise. Stock options granted under the 1997 Plan expire no later than 10 years from the grant date. Stock options granted under the 1997 Plan generally vest in increments over four or five years from the date of grant. Grants to key employees may have delayed vesting, generally beginning six years from the date of grant.

Key Terms of the 2006 Equity Incentive Plan

The following is a summary of the key provisions of the 2006 Equity Incentive Plan, as amended and restated herein pending approval:

Plan Term:	May 17, 2006 to June 30, 2014

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, and our non-employee directors

Shares Authorized:	596 million shares over the term of the plan, subject to adjustment only to reflect stock splits and similar events

Award Types (available to all eligible participants, including non-employee directors):	(1) Stock options

(2) Restricted stock

(3) RSUs

(4) Stock appreciation rights (SARs)

Award Terms:	Stock options and SARs will have a term of no longer than seven years, except that a limited number of shares may be used for stock option and SAR grants that vest in full in five or more years with a term of no longer than 10 years.

162(m) Share Limits:	Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified executive officers. Accordingly, the 2006 Equity Incentive Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 3 million shares subject to stock options or SARs to an individual participant annually.

(2) No more than 2 million shares subject to restricted stock or RSU awards to an individual participant annually.

These limits are greater than the number of stock options or RSUs that we have granted to any individual in the past.

Other Share Limitations:	(1) No more than 394 million shares may be issued under restricted stock and RSUs.

(2) No more than 100,000 shares may be granted to a non-employee director in any year.

Vesting:	Determined by the committee or the Board within the following limits (subject to exceptions for death, disability, or retirement):

(1) Restricted stock or RSUs cannot vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case vesting is based on performance over a period of not less than one year. A total of 480,000 shares may be used for employee recognition stock awards having no minimum vesting period.

(2) Stock options or SARs may not become exercisable in less than one year.

Not Permitted:	(1) Granting stock options or SARs at a price below the market value of Intel stock on the date of grant.

(2) Unless approved by stockholders, re-pricing or reducing the exercise price of an underwater stock option or SAR, or exchanging underwater stock options or SARs for other awards or cash.

(3) Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4) Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Eligibility

Only employees of Intel and its subsidiaries and our non-employee directors are eligible to receive awards under the 2006 Equity Incentive Plan. The committee determines which employees will participate in the 2006 Equity Incentive Plan, and the Board determines the terms of grants to non-employee directors.

Awards

The 2006 Equity Incentive Plan allows the granting of stock options, SARs, restricted stock, or RSUs, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the committee has the discretionary authority to determine the amount of awards to employees.

Non-Employee Director Awards

Each year, non-employee directors may receive award(s) for a number of shares established by the Board, but a non-employee director may receive no more than 100,000 shares annually. Subject to limits in the plan terms, the Board has the discretion to determine the form and terms of awards to non-employee directors. Our current practice is to grant each non-employee director a mix of RSUs and OSUs each July with a market value of the underlying shares on the grant date of approximately $205,000.

Vesting and Exercise of Stock Options and SARs

The exercise price of stock options granted under the 2006 Equity Incentive Plan may not be less than the market value (the average of the high and low market price) of our common stock on the date of grant. The stock option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years (referred to as long-term executive retention grants). As discussed above in “Changes to Executive Compensation Programs for 2011,” in 2011 we determined to no longer grant ELTSOP stock options, which had a term longer than seven years. The committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any, provided that no stock option may be exercised less than one year from the date of grant (except upon the death, disability, or retirement of the participant). Similar terms and limitations apply to SARs under the 2006 Equity Incentive Plan.

Vesting of Restricted Stock and RSUs

The committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention, or vesting of restricted stock and RSUs contingent upon continued employment with Intel, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and RSUs that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant. Up to 480,000 shares may be available for use as employee recognition stock awards having no minimum vesting period.

Dividends

Unless otherwise provided by the committee, no adjustment shall be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares prior to their issuance under any award. The committee will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares, subject to any awards that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends.

Eligibility under Section 162(m) of the Tax Code

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (tax code). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of stock options or SARs) or on one or more of the following factors (in the case of RSUs and restricted stock), each of which may be adjusted as provided in the plan:

•	cash flow
•	earnings per share
•	earnings before interest, taxes, and amortization
•	return on equity
•	total stockholder return
•	stock price performance
•	return on capital
•	return on assets or net assets
•	revenue
•	income or net income
•	operating income or net operating income
•	operating profit or net operating profit
•	operating margin or profit margin
•	return on operating revenue
•	return on invested capital
•	market segment share
•	product release schedules
•	new product innovation
•	product cost reduction through advanced technology
•	brand recognition/acceptance
•	product ship targets
•	customer satisfaction

These factors may be applied either individually, alternatively, or in any combination, either to the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the committee in the award.

To the extent that an award under the 2006 Equity Incentive Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Board.

The number of shares of common stock, stock options, or other benefits granted, issued, retainable, or vested under an award due to satisfaction of performance criteria may be reduced by the committee based on any further considerations that the committee may determine at its sole discretion.

Transferability

Awards granted under the 2006 Equity Incentive Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the committee. The committee has sole discretion to permit the transfer of an award.

Administration

The committee, which is made up entirely of independent directors, administers the 2006 Equity Incentive Plan. The committee will select the employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2006 Equity Incentive Plan, establish the terms, conditions, and other provisions of the grants. The committee may interpret the 2006 Equity Incentive Plan and establish, amend, and rescind any rules related to the 2006 Equity Incentive Plan. The committee may delegate to a committee of one or more directors the ability to grant awards and take other actions with respect to participants who are not executive officers, and may delegate administrative or ministerial functions under the 2006 Equity Incentive Plan to an officer or officers or one or more agents. The committee has delegated authority to a committee consisting of the CEO (who is also a director) to grant awards to non-executive employees within limits and a budget pre-approved by the committee.

Claw-back Provision for Executive Officers

For any participant who is determined by the Board to be an “executive officer,” if the committee determines that the participant engaged in an act of embezzlement, fraud, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate Intel’s financial statements, the participant may be required to repay the proceeds resulting from any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, or upon vesting of restricted stock or an RSU, if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “option proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, an amount determined appropriate by the committee to reflect the effect of the restatement on Intel’s stock price, up to the amount equal to the number of shares sold or disposed of, multiplied by the difference between the market value per share of Intel’s common stock at the time of such sale or disposition and the exercise price. The term “restricted stock proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon vesting of restricted stock or an RSU, an amount determined appropriate by the committee to reflect the effect of the restatement on Intel’s stock price, up to the amount equal to the market value per share of Intel’s common stock at the time of such sale or other disposition, multiplied by the number of shares or units sold or disposed of.

Amendments Requiring Stockholder Approval

The Board may terminate, amend, or suspend the 2006 Equity Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	increase the number of shares that may be issued under the 2006 Equity Incentive Plan,

•	grant stock options at less than the market value,

•	reprice, repurchase, or exchange underwater stock options or SARs,

•	amend the maximum shares set forth that may be granted as stock options, SARs, restricted stock, or RSUs to any participant or in total,

•	extend the term of the 2006 Equity Incentive Plan,

•	change the class of persons eligible to participate in the 2006 Equity Incentive Plan, or

•	otherwise implement any amendment required to be approved by stockholders under the NASDAQ rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in ASC 718) affecting our common stock, the committee will equitably adjust the number and kind of shares available for grant under the 2006 Equity Incentive Plan, and subject to the various limitations set forth in the 2006 Equity Incentive Plan, the number and kind of shares subject to outstanding awards under the 2006 Equity Incentive Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intel on outstanding stock options, SARs, restricted stock, and RSUs granted under the 2006 Equity Incentive Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2006 Equity Incentive Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Federal Tax Consequences

The federal tax rules applicable to awards under the 2006 Equity Incentive Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Equity Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, taxes are not due when a restricted stock or RSU award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of restricted stock, or when shares are issued in connection with vesting, in the case of an RSU. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the tax code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the stock lapse.

Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation.

Generally, Section 409A will not apply to awards granted under the 2006 Equity Incentive Plan, but may apply in some cases to RSUs, performance units, and performance shares. For such awards subject to Section 409A, for certain officers of the company there may be a delay of up to six months in the settlement of the awards in shares of company stock.

As described above, awards granted under the 2006 Equity Incentive Plan may be structured to qualify as performance-based compensation under Section 162(m) of the tax code. To qualify, stock options and other awards must be granted under the 2006 Equity Incentive Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and satisfy the 2006 Equity Incentive Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options and SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Equity Incentive Plan, as established and certified by a committee consisting solely of two or more outside directors. In addition, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the 2006 Equity Incentive Plan, each of these aspects is discussed above, and stockholder approval of the amendment and extension of the 2006 Equity Incentive Plan will be deemed to constitute approval of each of these aspects of the 2006 Equity Incentive Plan for purposes of the approval requirements of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the amended and extended 2006 Equity Incentive Plan are not currently determinable. Awards granted under the 2006 Equity Incentive Plan are within the discretion of the committee, and the committee has not determined future awards or who might receive them. As of March 21, 2011, the closing price of a share of Intel common stock was $20.19.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” amendment and extension of the 2006 Equity Incentive Plan.

PROPOSAL 4: APPROVAL OF AMENDMENT AND EXTENSION OF THE 2006 STOCK PURCHASE PLAN

The Board of Directors is requesting that our stockholders vote in favor of extending the 2006 Stock Purchase Plan (2006 SPP). The 2006 SPP was approved by stockholders in 2006 with a five-year term and is currently scheduled to terminate on August 31, 2011. If this proposal is approved, the term of the 2006 SPP will extend to 2016, and 133 million shares will be added to the authorized grant amount to increase the plan total to 373 million shares. Stock purchase plans offer eligible employees the opportunity to acquire stock through periodic payroll deductions that are applied toward the purchase of stock, at a discount from the current market price. The primary purpose of these plans is to provide employees with the opportunity to acquire an ownership stake in their companies through participation in a payroll deduction-based employee stock purchase plan. We believe that extending the 2006 SPP is in the best interest of stockholders, as it enhances broad-based employee stock ownership; enables Intel to attract, motivate, and retain the best employees with a market-competitive benefit; and does so at a reasonable cost to stockholders. The following summary of the 2006 SPP is qualified in its entirety by reference to the actual text of the 2006 SPP, set forth as Exhibit B.

We are seeking approval of the following amendments for the 2006 SPP:

1.	Approval of the 2006 SPP with an expiration date of August 31, 2016. The 2006 SPP is currently scheduled to expire on August 31, 2011; if approved by our stockholders, the 2006 SPP will expire on August 31, 2016.

2.	Addition of 133 million shares to fund the 2006 SPP for an additional five years. The Board is recommending the approval of an additional 133 million shares under the 2006 SPP to meet our expected annual needs over the next five years.

Total shares authorized to date under the 2006 SPP	240 million
Shares issued from 2006 through 2010 fiscal year-end under the 2006 SPP	(100 million	)
Estimated shares issued during 2011 fiscal year through May 2011	(12 million	)
Estimated shares available under the 2006 SPP as of May 2011	128 million
Additional shares requested under this amendment	133 million
Estimated total shares available for issuance from May 2011 through August 31, 2016	261 million
Total authorization of 2006 SPP shares from May 2006 through August 31, 2016	373 million

Background on Stock Purchase Plans at Intel

The 2006 SPP was adopted by the Board on February 23, 2006 and was last approved by Intel’s stockholders on May 17, 2006 for a total authorization of 240 million shares. Even though participation is voluntary and requires that employees make contributions through payroll deductions, in the subscription period ended February 2011, approximately 75% of Intel’s eligible employees participated (approximately 62,000 participants out of 83,000 eligible employees).

Intel’s 2006 SPP allows employees to purchase stock twice a year at the end of each six-month subscription period. The purchase price is the lower of 85% of the fair market value of the stock on either the last trading day before the beginning of the enrollment period or the last day of the subscription period. Employees will be able to contribute up to 5% of their annual salary (or such other percentages as the committee may establish from time to time), but will not be able to purchase more than $25,000 in value in any calendar year. The majority of companies with which we compete for talent offer stock purchase programs to their employees.

Employees purchased 17.2 million shares in 2010 for $281 million under the 2006 SPP (30.9 million shares for $344 million in 2009 and 25.9 million shares for $453 million in 2008). Annual dilution for 2010 was 0.3% (0.6% in 2009 and 0.4% in 2008). Annual dilution equals shares purchased divided by the beginning of the year’s shares outstanding. As of December 25, 2010, there was $13 million in unrecognized compensation costs related to rights to acquire common stock under our stock purchase plan. We expect to recognize those costs over a weighted average period of one month.

Key Terms

The key terms of the 2006 SPP as proposed are summarized below.

Eligibility

Employees of Intel and certain of its subsidiaries are eligible to participate in the 2006 SPP. The subsidiaries whose employees are entitled to participate may be changed from time to time by the Compensation Committee. Employees of Intel who were employed on the last day on which stock is traded before an enrollment period begins, and who regularly work 20 hours or more per week and five months or more per year, are eligible to participate in the 2006 SPP. The committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) before an enrollment period begins.

Employees are not eligible to participate in the 2006 SPP if they would immediately after such purchase own (directly or indirectly) stock which, when added to shares that the employees may purchase under outstanding options, amounts to 5% or more of the total combined voting power or value of all classes of stock of Intel. Employees may not purchase stock under the 2006 SPP in any one calendar year in an amount which, when added to stock the employees are entitled to purchase under similar plans, if any, exceeds $25,000 in market value (determined when rights to participate arise).

Enrollment and Participation

An eligible employee who wants to enroll and participate in the 2006 SPP must file a completed subscription agreement (which includes a payroll deduction agreement) with Intel during an enrollment period. The subscription agreement authorizes Intel to withhold automatically a percentage of the participant’s regular earnings through regular payroll deductions, and the amount of the deduction is credited to a 2006 SPP account in the participant’s name on Intel’s books during the subscription period. The minimum deduction allowed is 2% of regular earnings, and the maximum deduction is 5% of regular earnings (or such other percentages as the committee may establish from time to time before an enrollment period begins), but employees will not be able to purchase more than $25,000 in value in any calendar year. No interest shall be paid or credited with respect to such payroll deductions. Participants may change their rate of contribution for the next subscription period by filing a new subscription agreement during the applicable enrollment period. If a participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the subscription period and future subscription periods. To the extent necessary to comply with Section 423(b)(8) of the tax code, for a given calendar year the committee may reduce a participant’s payroll deductions to zero percent at any time during a subscription period scheduled to end during such calendar year. Participants may decrease, but may not increase, their rate of contribution once during any subscription period by filing an amended subscription agreement.

Enrollment Periods

The enrollment period, with respect to a given subscription period, is the period beginning on February 1 and August 1 and ending on February 19 and August 19, respectively. The duration and timing of enrollment periods may be changed or modified by the committee.

Subscription Periods

The 2006 SPP shall generally be implemented by a series of six-month subscription periods, with new subscription periods commencing on each February 20 and August 20, and ending on the last trading day in the six-month periods ending on the following August 19 and February 19, respectively, or on such other date as the committee shall determine. The committee has the authority to change the frequency and/or duration of subscription periods (including the commencement dates thereof) with respect to future subscription periods if such change is announced at least 30 days prior to the beginning of the applicable enrollment period.

Purchase of Stock

On the last day of each subscription period, all participants will purchase the number of whole shares obtained by dividing the aggregate amount in their 2006 SPP accounts by the purchase price for that subscription period. No fractional shares will be credited or issued. The purchase price for a subscription period will be 85% of the “market value” of the common stock on the last trading day occurring before the first day of the enrollment period, or 85% of the “market value” of the stock on the last day of the subscription period if that value is lower. “Market value” is the average of the highest and lowest selling price reported on the applicable date. The committee may change the percentage of market value applied to determine the purchase price with respect to any future subscription period, but not to below 85%, and the committee may determine with respect to any future subscription period that the purchase price will be a percentage of the market value of the stock on the last day of the subscription period. If the aggregate number of shares subscribed for in any subscription period exceeds the number of shares that remain available for sale under the 2006 SPP, the number of shares each participant may purchase will be proportionately reduced. Subject to the other limitations in the 2006 SPP, no participant may purchase more than 72,000 shares in a subscription period. If the number of shares to be credited to a participant’s 2006 SPP account in a subscription period exceeds this limit, the participant’s 2006 SPP account will be credited with the maximum number of shares permissible, and the remaining amount will be refunded in cash.

Transferability

Participants may not assign their subscription or other rights under the 2006 SPP to any other person, and any attempted assignment will be void.

Withdrawal

During a subscription period, participants may withdraw from participation in the 2006 SPP at any time before the last 48 hours of such subscription period by giving notice to Intel. Upon withdrawal from participation, the balance in the participant’s 2006 SPP account will be refunded to him or her in cash without interest, his or her right to participate in the current subscription period will be automatically terminated, and no further payroll deductions for the purchase of stock will be made during the subscription period. The committee may change the rules pertaining to the timing of withdrawals, limiting the frequency with which participants may withdraw and re-enroll in the 2006 SPP, and may impose a waiting period on participants who want to re-enroll following withdrawal.

Administration

The Compensation Committee, which is made up entirely of independent directors, will administer the 2006 SPP. The committee may interpret the 2006 SPP and establish, amend, and rescind any rules related to the 2006 SPP. The committee may construe and interpret the provisions and supervise the administration of the 2006 SPP, make factual determinations relevant to 2006 SPP entitlements, and take all action in connection with administration of the 2006 SPP. The committee may delegate to a sub-committee or to an officer or officers of Intel the administration of the 2006 SPP.

Adjustments

The number of shares subject to the 2006 SPP, and the number of shares subject to, and the purchase price of, outstanding rights to purchase shares, will be proportionately adjusted in the event of changes in the outstanding stock of Intel by reason of stock dividends, stock splits, consolidations, recapitalizations, reorganizations, or similar events.

Sub-plans

The committee may adopt rules, procedures, or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the 2006 SPP in a manner that may not comply with the requirements of Section 423 of the tax code.

Amendment and Termination of the 2006 SPP

The Board may amend, modify, or terminate the 2006 SPP at any time without notice, provided that no amendment may be adopted without the approval of the stockholders that would increase the total number of shares subject to the 2006 SPP (except for recapitalization) or adopt other amendments for which stockholder approval is required under applicable law. Unless terminated sooner by the Board, the 2006 SPP will automatically terminate on August 31, 2011 unless extended by stockholders pursuant to this proposal.

U.S. Federal Tax Consequences

The federal tax rules applicable to the 2006 SPP under the tax code are summarized below. This summary does not include the tax laws of any municipality, state, or foreign country in which a participant resides. Upon stockholder approval of the 2006 SPP, the plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the tax code. No taxable income is recognized by a participant either at the time a right is granted to purchase stock under the 2006 SPP or at the time shares are purchased thereunder.

If a participant does not dispose of shares acquired under the 2006 SPP before two years after the “date of grant” (which for each subscription period is the last day on which stock is traded before the enrollment period preceding that subscription period), upon such qualifying disposition, the lesser of (a) the excess of the amount realized on sale of the stock over the purchase price or (b) 15% of the market value of the shares on the date of grant will be ordinary income subject to federal income tax. Federal long-term capital gain tax will apply to the excess, if any, of the sale’s proceeds on the date of disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital loss will apply, provided that the disposition involves certain unrelated parties.

If a participant disposes of the shares earlier than two years after the date of grant, upon such disqualifying disposition the difference between the purchase price and the market value of the shares on the date of purchase (the last day of a subscription period) will be taxed to the participant as ordinary income and will be deductible by Intel. The difference, if any, of the sale proceeds over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of sale.

New Plan Benefits

The benefits that will be awarded or paid under the amended and extended 2006 SPP are not currently determinable. Awards granted under the 2006 SPP are subject to the elections of the participants. As of March, 21, 2011, the closing price of a share of Intel common stock was $20.19.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” approval of the amendment and extension of the 2006 Stock Purchase Plan.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2009 and 2010, the Board of Directors voluntarily included a “say on pay” advisory vote for the Annual Stockholders’ Meeting. This vote provided our stockholders with the opportunity to cast advisory votes to approve the Compensation Committee’s executive compensation philosophy, policies, and procedures, as described in the “Compensation Discussion and Analysis” section of Intel’s proxy statements. Beginning this year, a “say on pay” advisory vote is being required for all U.S. public companies under recently adopted Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this new law, we are asking stockholders to approve, on an advisory basis, the compensation of Intel’s listed officers disclosed in the “Compensation Discussion and Analysis,” the Summary Compensation table and the related compensation tables, notes, and narrative in this Proxy Statement for Intel’s 2011 Annual Stockholders’ Meeting.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	align with stockholders’ interests;

•	pay for performance;

•	balance performance objectives and horizons;

•	recruit, retain, and motivate employees;

•	encourage employee stock ownership;

•	manage cost and dilution; and

•	maintain egalitarianism.

Intel’s compensation programs are designed to support its business goals and promote short- and long-term profitable growth of the company. Intel’s equity plans are intended to align compensation with the long-term interests of Intel’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narrative, appearing on pages 39 through 50, which provide detailed information on the compensation of our listed officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement has supported and contributed to the company’s recent and long-term success.

While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will carefully assess the voting results and will consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” approval of the advisory vote on executive compensation.

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The federal law that now requires each U.S. public company to hold a “say on pay” advisory vote also requires that stockholders be asked to vote on the frequency of “say on pay” votes. Pursuant to this new law, which is set forth in Section 14A of the Securities Exchange Act of 1934, as amended, we are asking stockholders to vote on whether future “say on pay” votes such as the one in Proposal 5 above should occur every year, every two years, or every three years. This vote on the frequency of “say on pay” votes is advisory in nature and must be held at least once every six years.

Intel has voluntarily conducted annual “say on pay” votes in each of the last two years, but we welcome the opportunity to submit the three alternative frequencies to our stockholders for consideration. Some commentators have said that a two-year or three-year frequency might be better aligned with compensation trends or programs and would place less emphasis on the results or actions of a single year; other commentators have stated that an annual vote provides a company with more opportunity for timely feedback. We are prepared to operate under any of the three alternative frequencies and look forward to the stockholder vote for input. Because of this rare circumstance in which federal law is requiring that three alternatives be offered to stockholders for consideration, the Board is not making a recommendation as to a favored alternative.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Because the Board is not making a recommendation on this matter, your shares will not be voted on this matter unless you specifically indicate your preference among the choices. This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

Stockholders may cast their advisory vote to conduct future advisory votes on executive compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or “ABSTAIN.”

ADDITIONAL MEETING INFORMATION

Meeting Admission. You are entitled to attend the annual meeting only if you were an Intel stockholder as of the close of business on March 21, 2011 or hold a valid proxy for the annual meeting. If attending the physical meeting, you should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, meaning that you hold shares directly with Computershare Investor Services, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of government-issued photo identification, such as driver’s license, state-issued ID card, or passport. If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” holders), in order to gain entry you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of government-issued photo identification. If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, you will not be admitted to attend the annual meeting location in person.

Proxy Solicitation. We will bear the expense of soliciting proxies, and we have retained D. F. King & Co., Inc. to solicit proxies for a fee of less than $20,000 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, banks, and other nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules. We currently estimate that this reimbursement will cost us more than $3 million.

Inspector of Elections. Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the 2011 annual meeting.

Stockholder List. Intel’s list of stockholders as of March 21, 2011 will be available for inspection for 10 days prior to the 2011 Annual Stockholders’ Meeting. If you want to inspect the stockholder list, call our Investor Relations department at (408) 765-1480 to schedule an appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal 2010 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that A. Douglas Melamed failed to include approximately 1,800 shares on his timely filed initial ownership report on Form 3. An amended Form 3 to report these shares was filed in December 2010.

2012 Stockholder Proposals or Nominations. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2012 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices in care of our Corporate Secretary by one of the means discussed below under “Communicating with Us.” Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Standard Time) on December 6, 2011.

We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see the “Corporate Governance” section of this proxy statement.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2012 annual meeting, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary between December 6, 2011 and February 19, 2012, unless the notice also is made pursuant to Rule 14a-8. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2012 annual meeting is held more than 30 days from the anniversary of the 2011 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 60th day before the 2012 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Bylaws are posted on our web site at www.intc.com/corp_docs.cfm. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Financial Statements. Our financial statements for the year ended December 25, 2010 are included in our 2010 Annual Report to Stockholders, which we are providing to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on our web site at www.intel.com/intel/annualreports. If you have not received or do not have access to the annual report, call our Investor Relations department at (408) 765-1480, and we will send a copy to you without charge; or send a written request to Intel Corporation, Attn: Investor Relations, M/S RNB-4-148, 2200 Mission College Blvd., Santa Clara, California 95054-1549.

Communicating with Us. Visit our main Internet site at www.intel.com for information on our products and technologies, marketing programs, worldwide locations, customer support, and job listings. Our Investor Relations site at www.intc.com contains stock information, earnings and conference webcasts, annual reports, corporate governance and historical financial information, and links to our SEC filings.

If you would like to contact us, call our Investor Relations department at (408) 765-1480, or send correspondence to Intel Corporation, Attn: Investor Relations, M/S RNB-4-148, 2200 Mission College Blvd., Santa Clara, California 95054-1549. If you would like to communicate with our Board, see the procedures described in “Corporate Governance; Communications from Stockholders to Directors.”

You can contact our Corporate Secretary via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050, or by mail to Cary Klafter, Intel Corporation, M/S RNB-4-151, 2200 Mission College Blvd., Santa Clara, California 95054-1549 to communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates or introduce business at the annual meeting, or revoke a prior proxy instruction.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Intel stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address specified above under “Other Matters; Communicating with Us,” or call our Investor Relations department at (408) 765-1480, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By Order of the Board of Directors

Cary I. Klafter
Corporate Secretary

Santa Clara, California
April 4, 2011

Intel and Intel logo are trademarks of Intel Corporation in the U.S. and/or other countries.
*Other names and brands may be claimed as the property of others.

EXHIBIT A
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE MAY 19, 2011

1.	PURPOSE

The purpose of this Intel Corporation 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2.	DEFINITIONS

(a) “Award” means a stock option, stock appreciation right, restricted stock or restricted stock unit granted to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(f) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

(g) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

(h) “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 10(b).

(i) “Plan” means this Intel Corporation 2006 Equity Incentive Plan.

(j) “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

(k) “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3.	ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to

Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Corporation or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4.	PARTICIPANTS

Awards under the Plan may be granted to any person who is an employee or Outside Director of the Corporation. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chairman of the Board of Directors as an employee or Outside Director shall be determined by the Committee. Any person designated by the Corporation as an independent contractor shall not be treated as an employee and shall not be eligible for Awards under the Plan.

5.	EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on February 23, 2006 and became effective on May 17, 2006.

(b) Expiration Date. The Plan shall remain available for the grant of Awards until June 30, ~~2012~~2014 or such earlier date as the Board of Directors may determine. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6.	SHARES SUBJECT TO THE PLAN

(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as Awards under the Plan is ~~428,000,000,~~596,000,000, of which no more than an aggregate of ~~253,000,000~~394,000,000 Shares may be issued as restricted stock or restricted stock units and no more than an aggregate of ~~175,000,000~~202,000,000 Shares shall be available for issuance as stock options under any program providing for stock option grants that vest in full in five or more years and that have a maximum term of ten years. ~~In the event that stockholders approve an option exchange program proposed for the 2009 Annual Stockholders’ Meeting, the aggregate number of Shares authorized for issuance as Awards shall in addition be increased by the number of shares issuable upon exercise of the options granted in the option exchange program (the “Exchange Program Options”), but in any case by no more than an additional 235,000,000 Shares; provided further that any such additional Shares that are not issued under the Exchange Program Options for any reason (including upon forfeiture or expiration of an Exchange Program Option) shall not again be available for issuance as Awards under the Plan.~~ The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. ~~The~~Notwithstanding the preceding sentence, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.

(b) Tax Code Limits. The aggregate number of Shares subject to stock options or stock appreciation rights granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to restricted stock or restricted stock unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to incentive stock options granted under the Plan shall not exceed ~~428,000,000,~~596,000,000, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7.	PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and restricted stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8.	EMPLOYEE PARTICIPANT AWARDS

(a) Grant, Terms and Conditions of Stock Options and SARs

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization or other transaction as described in Section 11(a) through (d) of the Plan, at any time when the purchase price of a Stock Option or SAR is above the market value of a Share, the Corporation shall not, without stockholder approval, reduce the purchase price of such Stock Option or SAR and shall not exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.

Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issuable or issued upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Up to ~~300,000~~480,000 Shares shall be available for issuance to employee Participants as Awards having no minimum vesting period. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(iv) Termination of Employment. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

(vi) Suspension or Termination of Restricted Stock and Restricted Stock Units. If at any time the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

9.	OUTSIDE DIRECTOR AWARDS

Each Outside Director may be granted up to 100,000 Shares underlying Awards (each an “Outside Director Award”) each fiscal year ~~for up to 30,000 Shares~~, as determined by the Board of Directors. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.

10.	OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11.	ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718 affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Section 6 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

12.	LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13.	TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14.	WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

15.	GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(d) Third Party Administrator. In connection with a Participant’s participation in the Plan, the Corporation may use the services of a third party administrator, including a brokerage firm administrator, and the Corporation may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Corporation concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.

16.	NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.

18.	LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

EXHIBIT B
INTEL CORPORATION
2006 STOCK PURCHASE PLAN

Section 1. PURPOSE

The purpose of the Plan is to provide an opportunity for Employees of Intel Corporation, a Delaware corporation (“Intel”) and its Participating Subsidiaries (collectively Intel and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Intel and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the ‘‘Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Subscription Periods or Purchase Price.

Section 2. DEFINITIONS

(a)	‘‘Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	‘‘Board” shall mean the Board of Directors of Intel.

(c)	‘‘Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d)	‘‘Commencement Date” shall mean, with respect to a given Subscription Period, the last Trading Day prior to the beginning of an Enrollment Period for such Subscription Period.

(e)	‘‘Committee” shall mean the Compensation Committee of the Board or the subcommittee, officer or officers designated by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).

(f)	‘‘Common Stock” shall mean the common stock of Intel, par value $.001 per share, or any securities into which such Common Stock may be converted.

(g)	‘‘Compensation” shall mean the total compensation paid by the Company to an Employee with respect to a Subscription Period, including salary, commissions, overtime, shift differentials, payouts from Intel’s Employee Cash Bonus Program (ECBP), payouts from the Employee Bonus (EB) program, and all or any portion of any item of compensation considered by the Company to be part of the Employee’s regular earnings, but excluding items not considered by the Company to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Intel or a Participating Subsidiary, and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)	‘‘Effective Date” shall mean July 31, 2006.

(i)	‘‘Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Intel or a Participating Subsidiary on Intel’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of Intel or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered “Employees.”

(j)	‘‘Enrollment Period” shall mean, with respect to a given Subscription Period, that period beginning on the first (1st) day of February and August and ending on the nineteenth (19th) day of February and August during which Employees may elect to participate in order to purchase Common Stock at the end of that Subscription Period in accordance with the terms of this Plan. The duration and timing of Enrollment Periods may be changed or modified by the Committee.

(k)	‘‘Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)	‘‘Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) shall mean the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange (not including an automated quotation system), its Market Value shall be the closing sales price for a share of the Common Stock (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange on which the Common Stock has the highest average trading volume, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Common Stock is listed on a national market system and the highest average trading volume of the Common Stock occurs through that system, its Market Value shall be the average of the high and the low selling prices reported on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (iii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Market Value shall be the average of the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, (iv) in the absence of an established market for the Common Stock, the Market Value thereof shall be determined in good faith by the Board.

(m)	‘‘Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Subscription Period.

(n)	‘‘Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(o)	‘‘Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(p)	‘‘Plan” shall mean this 2006 Stock Purchase Plan, including any sub-plans or appendices hereto.

(q)	‘‘Purchase Date” shall mean the last Trading Day of each Subscription Period.

(r)	‘‘Purchase Price” shall have the meaning set out in Section 8(b).

(s)	‘‘Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(t)	‘‘Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Intel’s by-laws.

(u)	‘‘Subscription Period” shall mean a period of approximately six (6) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Subscription Periods of approximately six (6) months duration, with new Subscription Periods commencing on each February 20 and August 20 occurring on or after the Effective Date and ending on the last Trading Day in the six (6) month period ending on the following August 19 and February 19, respectively. The duration and timing of Subscription Periods may be changed or modified by the Committee.

(v)	‘‘Subsidiary” shall mean any entity treated as a corporation (other than Intel) in an unbroken chain of corporations beginning with Intel, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Intel or a Subsidiary.

(w)	‘‘Trading Day” shall mean a day on which U.S. national stock exchanges and the NASDAQ National Market System are open for trading and the Common Stock is being publicly traded on one or more of such markets.

Section 3. ELIGIBILITY

(a)	Any Employee employed by Intel or by any Participating Subsidiary on a Commencement Date shall be eligible to participate in the Plan with respect to the Subscription Period first following such Commencement Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to a Commencement Date to be eligible to participate with respect to such Subscription Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

(b)	No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Intel or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Intel or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 17 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. No Employee may participate in more than one Subscription Period at a time.

Section 4. SUBSCRIPTION PERIODS

The Plan shall generally be implemented by a series of six (6) month Subscription Periods with new Subscription Periods commencing on each February 20 and August 20 and ending on the last Trading Day in the six (6) month periods ending on the following August 19 and February 19, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The first Subscription Period shall commence on August 21, 2006 and shall end on the last Trading Day on or before February 19, 2007. The Committee shall have the authority to change the frequency and/or duration of Subscription Periods (including the commencement dates thereof) with respect to future Subscription Periods if such change is announced at least thirty (30) days prior to the scheduled occurrence of the first Commencement Date to be affected thereafter.

Section 5. PARTICIPATION

(a)	An Employee who is eligible to participate in the Plan in accordance with its terms on a Commencement Date shall automatically receive an option in accordance with Section 8(a) and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Subscription Period, a completed payroll deduction authorization and Plan enrollment form provided by Intel or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than two percent (2%) and not to exceed five percent (5%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before a Commencement Date) of such Employee’s Compensation on each payday during the Subscription Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Intel shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

(b)	Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan. All such contributions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such contributions.

(c)	Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Subscription Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Subscription Period, his or her accumulated payroll deductions will be refunded to the

Participant without interest, his or her right to participate in the current Subscription Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Subscription Period. Any Participant who wishes to withdraw from the Plan during a Subscription Period, must complete the withdrawal procedures prescribed by the Committee before the last forty-eight (48) hours of such Subscription Period, subject to any changes to the rules established by the Committee pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

(d)	A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Subscription Period. A Participant may decrease his or her rate of contribution through payroll deductions one time only during a given Subscription Period and only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Subscription Period and future Subscription Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Subscription Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Subscription Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

Section 6. TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with Intel and its Participating Subsidiaries for any reason (including death) prior to the expiration of a Subscription Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Subscription Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and Intel, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of Intel and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

Section 7. STOCK

Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be ~~two~~three hundred ~~forty~~seventy-three million (~~240,000,000~~373,000,000) shares. Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares that may be ~~issued to~~purchased by any Employee in a given Subscription Period shall be seventy two thousand (72,000) shares of Common Stock. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Section 8. OFFERING

(a)	On the Commencement Date relating to each Subscription Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase that number of whole shares of Common Stock (as adjusted as set forth in Section 11) not to exceed seventy two thousand (72,000) shares (or such lower number of shares as determined by the Committee), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Subscription Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Intel and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Market Value of such Common Stock

(determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Subscription Period (ii) the beginning of a subsequent Subscription Period in which such Participant is participating; or (iii) the termination of the Subscription Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)	The Purchase Price under each option shall be with respect to a Subscription Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Subscription Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Subscription Period that the option price shall be the Designated Percentage of the Market Value of a share of the Common Stock on the Purchase Date.

Section 9. PURCHASE OF STOCK

Unless a Participant withdraws from the Plan as provided in Section 5(c) or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Subscription Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b). Notwithstanding the foregoing, Intel or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which Intel or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 10. PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, Intel shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Intel or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct Intel to retain in a Participant’s account for the subsequent Subscription Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or to return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant without interest.

Section 11. RECAPITALIZATION

Subject to any required action by the Stockholders of Intel, if there is any change in the outstanding shares of Common Stock because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of Intel), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Intel, provided that conversion of any convertible securities of Intel shall not be deemed to have been “effected without consideration,” the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in a Subscription Period, and the price per share covered by each option under the Plan which has not yet been exercised, may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

Section 12. MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS

(a)	In the event of the proposed liquidation or dissolution of Intel, the Subscription Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)	In the event of a proposed sale of all or substantially all of the assets of Intel, or the merger or consolidation or similar combination of Intel with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

Section 13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

Section 14. AMENDMENT OR TERMINATION OF THE PLAN

(a)	The Plan shall continue from the Effective Date until August 31, ~~2011,~~2016, unless it is terminated in accordance with Section 14(b).

(b)	The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, and the Committee may revise or amend the Plan consistent with the exercise of its duties and responsibilities as set forth in the Plan or any delegation under the Plan, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to a Subscription Period then in progress.

Section 15. ADMINISTRATION

(a)	The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee or to an officer or officers of Intel the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.

(b)	In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Section 16. COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

Section 17. SECURITIES LAWS REQUIREMENTS

(a)	No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Subscription Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Subscription Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Subscription Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)	As a condition to the exercise of an option, Intel may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Intel, such a representation is required by any of the aforementioned applicable provisions of law.

Section 18. GOVERNMENTAL REGULATIONS

This Plan and Intel’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

Section 19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Intel or any Participating Subsidiary or to interfere with the right of Intel or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

Section 20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.

Section 21. EFFECTIVE DATE

This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of Intel within twelve (12) months before or after its date of adoption by the Board.

Section 22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

Section 23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Intel or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Subscription Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of a Subscription Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Intel or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Intel shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Intel), Intel in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Intel, then to such other person as Intel may determine. The provisions of this Section 23 shall in no event require Intel to violate local law, and Intel shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

Section 24. ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 25. NOTICES

All notices or other communications by a Participant to Intel or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Intel or the Committee at the location, or by the person, designated by Intel for the receipt thereof.

INTEL CORPORATION
ATTN: INVESTOR RELATIONS
2200 MISSION COLLEGE BLVD
SANTA CLARA, CA 95054
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M33967-P07222	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTEL CORPORATION
A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Charlene Barshefsky	☐	☐	☐

	1b.	Susan L. Decker	☐	☐	☐

	1c.	John J. Donahoe	☐	☐	☐

	1d.	Reed E. Hundt	☐	☐	☐

	1e.	Paul S. Otellini	☐	☐	☐

	1f.	James D. Plummer	☐	☐	☐

	1g.	David S. Pottruck	☐	☐	☐

	1h.	Jane E. Shaw	☐	☐	☐

	1i.	Frank D. Yeary	☐	☐	☐

	1j.	David B. Yoffie	☐	☐	☐

2.	Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the current year		☐	☐	☐

			For	Against	Abstain

3.	Amendment and extension of the 2006 Equity Incentive Plan		☐	☐	☐

4.	Amendment and extension of the 2006 Stock Purchase Plan		☐	☐	☐

5.	Advisory vote on executive compensation		☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:		1 Year	2 Years	3 Years	Abstain

6.	Advisory vote on the frequency of holding future advisory votes on executive compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M33968-P07222

Proxy – Intel Corporation

Notice of 2011 Annual Meeting of Stockholders
May 19, 2011, 8:30 a.m. Pacific Time
Intel Corporation
Building SC-12, 3600 Juliette Lane, Santa Clara, CA 95054
Proxy Solicited by Board of Directors for Annual Meeting - May 19, 2011
Jane E. Shaw, Paul S. Otellini, Cary I. Klafter, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on May 19, 2011 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all the nominees listed on Proposal 1 (Election of Directors), FOR Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), FOR Proposal 3 (Amendment and Extension of 2006 EIP), FOR Proposal 4 (Amendment and Extension of 2006 SPP), FOR Proposal 5 (Advisory Vote on Executive Compensation) and will not vote on Proposal 6.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)